Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Member of

Lux Vending, LLC (dba Bitcoin Depot):

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Lux Vending, LLC (dba Bitcoin Depot) and subsidiaries (the Company) as of December 31, 2022 and 2021, the related consolidated statements of income and comprehensive income, changes in member’s equity, and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2022, in conformity with U.S. generally accepted accounting principles.

Change in Accounting Principle

As discussed in Note 3 to the consolidated financial statements, the Company has changed its method of accounting for leases as of January 1, 2022 due to the adoption of Accounting Standards Codification 842, Leases.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2021.

Atlanta, Georgia

April 14, 2023

LUX VENDING, LLC (DBA BITCOIN DEPOT)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2022 AND 2021

	2022	2021
Assets
Current:
Cash and cash equivalents	$37,540,337	$38,028,200
Cryptocurrencies	539,896	6,557,754
Accounts receivable, net	263,206	91,738
Prepaid expenses and other current assets	2,014,858	2,428,927

Total current assets	40,358,297	47,106,619
Property and equipment:
Furniture and fixtures	617,930	229,107
Leasehold improvements	171,780	171,780
Kiosk machines - owned	15,233,541	14,147,735
Kiosk machines - leased	36,590,636	46,330,250
Vehicles	16,913	74,404

	52,630,800	60,953,276
Less: accumulated depreciation	(13,976,382)	(15,328,902)

Total property and equipment, net	38,654,418	45,624,374
Intangible assets, net	5,351,249	6,864,776
Goodwill	8,717,288	8,717,288
Operating lease right-of-use assets, net	302,362	—
Security deposits	17,417	17,417

Total assets	$93,401,031	$108,330,474

Liabilities and Member’s equity
Current:
Accounts payable	$8,119,155	$10,025,302
Accrued expenses	9,467,921	5,512,729
Earn-out liability	1,840,708	1,624,272
Notes payable	8,050,000	3,200,000
Income taxes payable	646,629	—
Deferred revenue	19,000	—
Operating lease liabilities, current portion	228,410	—
Current installments of obligations under finance leases in 2022 and capital leases in 2021	18,437,333	17,209,198

Total current liabilities	46,809,156	37,571,501
Deferred rent, non-current	—	139,983
Earn-out liability, non-current	—	1,254,728
Notes payable, non-current	29,521,642	33,501,536
Operating lease liabilities, non-current	247,707	—
Obligations under finance leases in 2022 and capital lease in 2021, non-current	6,139,713	15,396,437
Deferred income tax, net	1,238,678	1,490,529

Total Liabilities	83,956,896	89,354,714

Commitments and Contingencies (Note 18)
Member’s Equity
Equity attributed to Lux Vending, LLC	7,396,170	17,615,633
Accumulated other comprehensive loss	(181,915)	(72,188)

Total equity attributable to Lux Vending, LLC	7,214,255	17,543,445
Equity attributed to noncontrolling interest in subsidiary	2,229,880	1,432,315

Total member’s equity	9,444,135	18,975,760

Total liabilities and member’s equity	$93,401,031	$108,330,474

See the accompanying notes to the consolidated financial statements

LUX VENDING, LLC (DBA BITCOIN DEPOT)

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

	2022	2021	2020
Revenue	$646,830,408	$548,980,103	$245,131,200
Cost of revenue (excluding depreciation and amortization)	574,534,503	492,953,812	214,038,451
Operating expenses:
Selling, general, and administrative	36,990,652	29,137,102	14,034,691
Depreciation and amortization	18,783,105	13,040,729	2,246,347

Total operating expenses	55,773,757	42,177,831	16,281,038

Income from operations	16,522,148	13,848,460	14,811,711

Other income (expense):
Interest expense	(12,318,347)	(8,000,277)	(731,127)
Other income (expense)	118,240	(97,811)	324,594
Loss on foreign currency transactions	(380,170)	—	—

Total other expense, net	(12,580,277)	(8,098,088)	(406,533)

Income before provision for income taxes and noncontrolling interest	3,941,871	5,750,372	14,405,178
Income tax (expense) benefit	(394,779)	171,164	—

Net income	3,547,092	5,921,536	14,405,178
Net loss attributable to noncontrolling interest in subsidiary	432,553	21,010	—

Net income attributable to Lux Vending, LLC	$3,979,645	$5,942,546	$14,405,178

Other comprehensive income, net of tax
Net income	$3,547,092	$5,921,536	$14,405,178
Foreign currency translation adjustments	(109,727)	(71,998)	—

Total Comprehensive Income	3,437,365	5,849,538	14,405,178

Comprehensive loss attributable to noncontrolling interest in subsidiary	432,553	20,820	—

Comprehensive income attributable to Lux Vending, LLC	$3,869,918	$5,870,358	$14,405,178

See the accompanying notes to the consolidated financial statements

LUX VENDING, LLC (DBA BITCOIN DEPOT)

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

	Equity attributable to Lux Vending, LLC	Accumulated Other Comprehensive Loss	Total equity attributable to Lux Vending, LLC	Equity attributable to non-controlling interest in subsidiary	Total Member’s Equity
Balance at January 1, 2020	$6,319,150	$—	$6,319,150	$—	$6,319,150
Distributions	(1,428,789)	—	(1,428,789)	—	(1,428,789)
Net income	14,405,178	—	14,405,178	—	14,405,178

Balance at December 31, 2020	19,295,539	—	19,295,539	—	19,295,539
Distributions	(7,622,452)	—	(7,622,452)	—	(7,622,452)
Fair value of noncontrolling interest in connection with acquisition of BitAccess	—	—	—	948,154	948,154
Stock compensation	—	—	—	504,981	504,981
Foreign currency translation	—	(72,188)	(72,188)	190	(71,998)
Net income (loss)	5,942,546	—	5,942,546	(21,010)	5,921,536

Balance at December 31, 2021	17,615,633	(72,188)	17,543,445	1,432,315	18,975,760
Contributions	1,778,041	—	1,778,041	—	1,778,041
Distributions	(15,977,149)	—	(15,977,149)	—	(15,977,149)
Stock compensation	—	—	—	1,230,118	1,230,118
Foreign currency translation	—	(109,727)	(109,727)	—	(109,727)
Net income (loss)	3,979,645	—	3,979,645	(432,553)	3,547,092

Balance at December 31, 2022	$7,396,170	$(181,915)	$7,214,255	$2,229,880	$9,444,135

See the accompanying notes to the financial statements

LUX VENDING, LLC (DBA BITCOIN DEPOT)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

	2022	2021	2020
Cash flows from operating activities
Net income	$3,547,092	$5,921,536	$14,405,178
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of deferred financing costs	610,785	503,805	18,329
Adjustment to contingent earn-out liability	961,708	—	—
Depreciation and amortization	18,783,105	13,007,825	2,246,347
Non-cash stock compensation	1,230,118	504,981	—
Purchase of services in cryptocurrencies	3,677,924	6,100,047	3,527,944
Deferred taxes	(251,851)	(386,920)	—
Forgiveness of debt (included in other income)	—	—	(331,296)
Reduction in carrying amount of right-of-use assets	81,361	—	—
Cryptocurrencies received as payment	(3,244,324)	(1,967,310)	—
Change in operating assets and liabilities:
Accounts receivable, net	(171,468)	14,414	—
Cryptocurrencies	2,796,126	(10,266,262)	(3,786,236)
Prepaid expenses and other current assets	566,925	(896,852)	(273,739)
Accounts payable	(1,906,147)	7,292,791	1,465,269
Accrued expenses	4,048,977	3,455,306	1,004,299
Income taxes payable	646,629	—	—
Deferred revenue	19,000	—	—
Operating lease liabilities	(141,374)	—	—

Cash provided by operating activities	31,254,586	23,283,361	18,276,095

Cash flows from investing activities
Acquisition of property and equipment	(1,110,132)	(7,933,371)	(1,376,693)
Acquisition of BitAccess, net of cash received	—	(11,387,386)	—
Contingent consideration payment	(2,000,000)	—	—

Cash used by investing activities	(3,110,132)	(19,320,757)	(1,376,693)

Cash flows from financing activities
Proceeds from issuance of notes payable	5,000,000	15,000,000	25,900,000
Principal payments on notes payable	(4,531,000)	(1,069,024)	(3,930,791)
Principal payments on short-term financing arrangement	(341,603)	—	—
Principal payments on finance leases	(17,105,867)	—	—
Proceeds from forgivable note payable	—	—	331,296
Principal payments on capital lease obligations	—	(12,858,825)	(910,962)
Payment for deferred financing costs	(209,679)	(467,690)	(2,296,929)
Distributions	(11,353,485)	(7,622,452)	(1,428,789)

Cash used by financing activities	(28,541,634)	(7,017,991)	17,663,825

Effect of exchange rate changes on cash and cash equivalents	(90,683)	(68,715)	—

Net (decrease) increase in cash and cash equivalents	(487,863)	(3,124,102)	34,563,227
Cash and cash equivalents, beginning of the year	38,028,200	41,152,302	6,589,075

Cash and cash equivalents, end of the year	$37,540,337	$38,028,200	$41,152,302

Supplemental disclosures of cash flow information:

Cash paid during the years for:
Interest	$10,839,980	$8,000,277	$731,127

Income taxes	$116,613	$—	$—

See the accompanying notes to the consolidated financial statements

LUX VENDING, LLC (DBA BITCOIN DEPOT)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

Supplemental disclosures of non-cash investing and financing activities:

In 2022, 2021 and 2020, the Company acquired property and equipment under finance lease obligations in 2022 and capital leases in 2021 and 2020 totaling $0, $38,799,000 and $7,538,500, respectively, which are recorded within kiosk machines - leased on the consolidated Balance Sheets.

See Note 4 for information on non-cash distribution and contribution activity with the Member.

See Note 17 for information on non-cash activity related to a lease modification.

During 2022, the Company exercised a purchase option under an expired BTM kiosk lease. The Company agreed to a purchase price of $341,603 which resulted in an increase in Kiosk machines - owned. The Company paid the purchase price through a short-term financing arrangement.

The Company purchases cryptocurrency from a liquidity provider which is settled the following day. The Company had a liability of $1,665,076, $972,726 and $0 at December 31, 2022, 2021 and 2020, respectively which are recorded within accrued expenses on the consolidated Balance Sheets. The Company recognizes the activity with this liquidity provider as part cryptocurrencies and accrued expenses on the changes in operating assets and liabilities on the Statements of Cash Flow.

See the accompanying notes to the consolidated financial statements

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(1) Organization and Background

(a) Organization

Lux Vending, LLC (dba Bitcoin Depot) (“Bitcoin Depot”, or the “Company”), a limited-liability company, was formed on June 7, 2016. Bitcoin Depot owns and operates a network of cryptocurrency kiosks (“BTMs”) across North America where customers can buy and sell cryptocurrencies. In addition to the BTM network, Bitcoin Depot also sells cryptocurrency to consumers at a network of retail locations through its BDCheckout product offering and through its website via over-the-counter (OTC) trade. The BDCheckout offering allows users similar functionality to our kiosks, enabling them to load cash into their accounts at the checkout counter at retailer locations, and then use those funds to purchase cryptocurrency. The Company’s website allows users to initiate and complete OTC trades for cryptocurrency. Bitcoin Depot also offers a software solution to other BTM operators through its controlled subsidiary, BitAccess, Inc.

(b) Background

Several factors affect the price of cryptocurrencies, including but not limited to: (a) global supply and demand; (b) investors’ expectations with respect to the rate of inflation; (c) interest rates; (d) currency exchange rates, including the rates at which cryptocurrencies may be exchanged for fiat currencies; (e) fiat currency withdrawal and deposit policies of electronic market places where traders may buy and sell cryptocurrencies based on bid-ask trading activity with the various exchanges and the liquidity of those exchanges; (f) interruptions in service from or failures of major cryptocurrency exchanges; (g) investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in cryptocurrencies; (h) monetary policies of governments, trade restrictions, currency devaluations and revaluations; (i) regulatory measures, if any, that restrict the use of cryptocurrencies as a form of payment; (j) the maintenance and development of the open-source protocol governing the cryptocurrency’s network; (k) global or regional political, economic or financial events and situations; and (l) expectations among market participants that the value of a cryptocurrency will soon change.

Global supply for a particular cryptocurrency is determined by the asset’s network source code, which sets the rate at which assets may be awarded to network participants. Global demand for cryptocurrencies is influenced by such factors as the increase in acceptance by retail merchants and commercial businesses of a cryptocurrency as a payment alternative, the security of online exchanges and digital wallets, the perception that the use of cryptocurrencies is safe and secure, and the lack of regulatory restrictions on their use. Additionally, there is no assurance that any cryptocurrency will maintain its long-term value in terms of purchasing power. Any of these events could have a material effect on the Company’s financial position and the results of its operations.

(c) Significant Transaction

On August 24, 2022, the Company entered into a Transaction Agreement with GSR II Meteora Acquisition Corp. (“GSRM”). GSRM is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “initial business combination”). The Transaction agreement would create a series of transactions where the Company would become a public company. This transaction did not close as of December 31, 2022 and no impact of the transaction was recorded within the accompanying financial statements. The Company expensed all transaction related expenses in 2022 due to the uncertainty of whether this transaction will ultimately close.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(2) Summary of Significant Accounting Policies

(a) Basis of Presentation

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding annual financial reporting.

The consolidated financial statements include the accounts of Lux Vending, LLC and its wholly-owned and controlled subsidiaries: Mintz Assets, Inc., Express Vending, Inc., Intuitive Software, LLC, Digital Gold Ventures, Inc. (“Digital Gold”), and BitAccess Inc. Mintz Assets, Inc. is a holding company that holds the ownership of Express Vending, Inc. Express Vending, Inc. is a Canadian corporation whose business activities include owning and operating a network of BTM kiosks in Canada. Intuitive Software, LLC is a holding company that holds an 84.69% equity interest (through its ownership of Digital Gold) in BitAccess Inc., a Canadian corporation, as described in Note 9. Intercompany balances and transactions have been eliminated in consolidation.

The Company has reclassified certain amounts relating to its prior period results to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

(b) Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, valuation of current and deferred income taxes, the determination of the useful lives of property and equipment, recoverability of intangible assets and goodwill, fair value of long-term debt, present value of lease liabilities and right-of-use assets, assumptions and inputs for fair value measurements used in business combinations, impairments of cryptocurrencies, and contingencies, including liabilities that the Company deems are not probable of assertion. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates.

(c) Concentration of Credit Risk Arising from Cash Deposits in Excess of Insured Limits

The Company maintains cash in established U.S. and Canadian financial institutions that often will exceed federally insured limits. The Company has not experienced any losses in such accounts that are maintained at the financial institutions.

The Company maintains a certain cash balance in its BTMs and cryptocurrency exchanges to facilitate the purchase and sale of cryptocurrencies. The cash balances in the BTMs are insured up to a specified limit. From time to time, the Company’s cash balance in the BTMs exceeds such limits. The Company had $16,035,858 and $22,142,201 cash in BTMs at December 31, 2022 and 2021, respectively. Cash maintained in fiat wallets with cryptocurrency exchanges is not insured. The Company had $2,513,924 and $2,517,435 in cash with cryptocurrency exchanges at December 31, 2022 and 2021, respectively.

A significant customer concentration is defined as one from whom at least 10% of annual revenue is derived. The Company had no significant customer concentration as of December 31, 2022 and 2021.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(d) Cash and Cash Equivalents

Cash, as stated on the consolidated Balance Sheets, includes cash maintained at financial institutions, cryptocurrency exchanges, and BTMs owned and leased by the Company.

Cash equivalents represents cash in transit picked up by armored truck companies from the Company’s BTM machines but not yet deposited in the Company’s bank account. As of December 31, 2022 and 2021, the Company had cash in transit of $7,763,177 and $2,443,028, respectively. Management evaluates cash in transit based on outstanding cash deposits on cash picked up by the armored truck companies, historical cash deposits and cash that is lost during transit which is immaterial.

(e) Cryptocurrencies

Cryptocurrencies are a unit of account that function as a medium of exchange on a respective blockchain network, and a digital and decentralized ledger that keeps a record of all transactions that take place across a peer-to-peer network. The Company’s cryptocurrencies were primarily comprised of Bitcoin (“BTC”), Litecoin (“LTC”), and Ethereum (“ETH”) for the periods presented and are collectively referred to as “cryptocurrencies” in the consolidated financial statements. The Company primarily purchases cryptocurrencies to sell to customers.

The Company accounts for cryptocurrencies as indefinite-lived intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles - Goodwill and Other, and they are recorded on the Company’s consolidated Balance Sheets at cost, less any impairments. The Company has control and ownership over its cryptocurrencies which are stored in both our proprietary hot wallet and hot wallets hosted by a third party, BitGo, Inc.

The primary purpose of the Company’s operations is to buy and sell Bitcoin using the BTM kiosk network and other services. The Company does not engage in broker-dealer activities. The Company uses various exchanges and liquidity providers to purchase, liquidate and manage its bitcoin positions; however, this does not impact the accounting for these assets as intangible assets.

Impairment

Because the Company’s cryptocurrencies are accounted for as indefinite-lived intangible assets, the cryptocurrencies are tested for impairment annually or more frequently if events or changes in circumstances indicate it is more likely than not that the asset is impaired in accordance with ASC 350. The Company has determined that a decline in the quoted market price below the carrying value at any time during the assessed period is viewed as an impairment indicator because the cryptocurrencies are traded in active markets where there are observable prices. Therefore, the fair value is used to assess whether an impairment loss should be recorded. If the fair value of the cryptocurrency decreases below the initial cost basis or the carrying value at any time during the assessed period, an impairment charge is recognized at that time in cost of revenue (excluding depreciation and amortization). After an impairment loss is recognized, the adjusted carrying amount of the cryptocurrency becomes its new accounting basis and this new cost basis will not be adjusted upward for any subsequent increase in fair value. For purposes of measuring impairment on its cryptocurrencies, the Company determines the fair value of its cryptocurrency on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted (unadjusted) prices on the Coinbase exchange, the active exchange that the Company has determined is its principal market (Level 1 inputs).

The Company purchases cryptocurrencies, which are held in the Company’s hot wallets, on a just in time basis to facilitate sales to customers and mitigate exposure to volatility in cryptocurrency prices. The Company sells its

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

cryptocurrencies to its customers from its BTM Kiosks, OTC and BDCheckout locations in exchange for cash, for a prescribed transaction fee applied to the current market price of the cryptocurrency at the time of the transaction, plus a predetermined markup. When the cryptocurrency is sold to customers, the Company relieves the adjusted cost basis of its cryptocurrency, net of impairments, on a first-in, first-out basis within cost of revenue (excluding depreciation and amortization). In the fourth quarter of 2022, the Company discontinued the sale of ETH and LTC to its customers.

During the year ended December 31, 2021, the Company purchased quantities of cryptocurrencies in excess of expected sales that were subsequently sold to customers, sold on exchange or distributed to the Member. Upon disposition, the Company relieved the adjusted cost basis (net of impairments) of the cryptocurrencies with any gains recorded to cost of revenue (excluding depreciation and amortization).

The related cash flows from purchases and sales of cryptocurrencies are presented as cash flows from operating activities on the consolidated Statements of Cash Flows.

See Notes 2(i) and 2(j) to the consolidated financial statements for further information regarding the Company’s revenue recognition and cost of revenue related to the Company’s cryptocurrencies.

(f) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Finance leases (Capital leases in 2021) are stated at the present value of the future minimum lease payments, less accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation are eliminated from their respective accounts and any resulting gain or loss is recognized in the consolidated Statements of Income and Comprehensive Income upon disposition.

Depreciation of property and equipment is determined using the straight-line method over the estimated useful lives of the assets, which are as follows:

Furniture and fixtures	7 years
Leasehold improvements	Lesser of estimated useful life or life of the lease
Kiosk machines - owned	5 years
Kiosk machines - leased	2-5 years
Vehicles	5 years

Depreciation expense for the years ended December 31, 2022, 2021 and 2020, totaled $17,269,578, $12,294,601 and $2,246,347, respectively.

(g) Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to its fair value, which is normally determined through analysis of the future net cash flows expected to be generated by the asset group. If such asset group is considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the asset group exceeds the fair value of the asset group. There were no impairments of long-lived assets for the years ended December 31, 2022 and 2021.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(h) Goodwill and Intangible Assets, net

Goodwill represents the excess of the consideration transferred over the estimated fair value of the acquired assets, assumed liabilities, and any noncontrolling interest in the acquired entity in a business combination. The Company tests for impairment at least annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying value. The company performs their annual test for impairment as of December 31 at the reporting unit level. There was no impairment of goodwill for the years ended December 31, 2022 and 2021.

Intangible assets, net consist of tradenames, customer relationships, and software applications. Intangible assets with finite lives are amortized over their estimated lives and evaluated for impairment when an event or change in circumstances occurs that warrants such a review. Management periodically evaluates whether changes to estimated useful lives of intangible assets are necessary to ensure its estimates accurately reflect the economic use of the related intangible assets.

(i) Revenue Recognition

Kiosks, BDCheckout and OTC

Revenue is principally derived from the sale of cryptocurrencies at the point-of-sale on transactions initiated by customers. These customer-initiated transactions are governed by terms and conditions agreed to at the time of each point-of-sale transaction and do not extend beyond the transaction. The Company charges a fee at the transaction level. The transaction price for the customer is the price of the cryptocurrency, which is based on the exchange value at the time of the transaction, plus a markup, and a nominal flat fee. The exchange value is determined using real-time exchange prices and the markup percentage is determined by the Company and depends on the current market, competition, the geography of the location of the sale, and the method of purchase.

The Company’s revenue from contracts with customers is principally comprised of a single performance obligation to provide cryptocurrencies when customers buy cryptocurrencies at a BTM kiosk, through BDCheckout or directly via an over-the-counter (OTC) trade. BDCheckout sales are similar to sales from BTM kiosks in that customers buy cryptocurrencies with cash; however, the BDCheckout transactions are completed at the checkout counter of retail locations, initiated using the Bitcoin Depot mobile app instead of through the BTM kiosks. OTC sales are initiated and completed through the Company’s website. Regardless of the method by which the customer purchases the cryptocurrency, the Company considers its performance obligation satisfied when control of the cryptocurrency is transferred to the customer, which is at the point in time the cryptocurrency is transferred to the customer’s cryptocurrency wallet and the transaction validated on the blockchain.

The typical process time for our transactions with customers is 30 minutes or less. At period end, for reasons of operational practicality, the Company applies an accounting convention to use the date of the transaction, which corresponds to the timing of the cash received, for purposes of recognizing revenue. This accounting convention does not result in materially different revenue recognition from using the time the cryptocurrency has been transferred to the customer’s wallet and the transaction has been validated on the blockchain (see Note 5).

In a limited number of BTM kiosks, the Company has the technology to allow customers the ability to sell their cryptocurrencies to the Company. In these limited cases, the Company receives the customer’s cryptocurrencies in the Company’s hot wallet, and the kiosk dispenses USD to the selling customer. Because all orders are processed within a very short time frame (typically within minutes), no orders are pending when the customer receives cash upon completion of the transaction at the kiosk. Revenue is recognized at the time when the cash is

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

dispensed to the customer. The cryptocurrencies received are initially accounted for at cost and reflected in Cryptocurrencies on the consolidated Balance Sheets, net of impairments.

Judgment is required in determining whether the Company is the principal or the agent in transactions with customers. The Company evaluates the presentation of revenue on a gross or net basis based on whether it controls the cryptocurrency before control is transferred to the customer (gross) or whether it acts as an agent by arranging for other customers on the platform to provide the cryptocurrency to the customer (net). The Company controls the cryptocurrency before control is transferred to the customer, has ownership risk related to the cryptocurrency (including market price volatility), sets the transaction fee to be charged, and is responsible for transferring the cryptocurrency to the customer upon purchase. Therefore, the Company is the principal in transactions with customers and presents revenue and cost of revenue (excluding depreciation and amortization) from the sale of cryptocurrencies on a gross basis.

Software Services

As a result of the acquisition of BitAccess Inc. in July 2021 (see Note 9), the Company generates revenue from contracts with third-party BTM operators to provide software services that enables these customers to operate their own BTM kiosks and facilitate customer cash-to-cryptocurrency transactions. In exchange for these software services, the Company earns a variable fee equal to a percentage of the cash value of the transactions processed by the kiosks using the software during the month, paid in BTC. The Company has determined that the software services are a single, series performance obligation to provide continuous access to the transaction processing system that is simultaneously provided to and consumed by the customer. Each day of the service periods comprises a distinct, stand-ready service that is substantially the same and with the same pattern of transfer to the customer as all the other days. The Company allocates the variable service fees earned to each distinct service period on the basis that (a) each variable service fee earned relates specifically to the entity’s efforts to provide the software services during that period and (b) allocation of the variable fee entirely to the distinct period in which the transaction giving rise to the fee occurred is consistent with the allocation objective in ASC 606. Accordingly, the Company allocates and recognizes variable software services revenue in the period in which the transactions giving rise to the earned variable fee occur.

BitAccess also generates revenue by selling kiosk hardware to BTM operators in exchange for cash. Hardware revenue is recognized at a point-in-time when the hardware is shipped to the customer and control is transferred to the customer. When customers pay in advance for the kiosk hardware, the Company records deferred revenue until the hardware is delivered and control is transferred to the customer. Hardware and software services are generally sold separately from each other and are distinct from each other.

The Company has considered whether its contracts with BitAccess customers for software services are themselves derivative contracts or contain an embedded derivative in accordance with ASC 815 - Derivatives and Hedging, because the Company elects to receive BTC as payment for these software fees. The Company determined that the contracts are not themselves derivative contracts in their entirety but do contain an embedded derivative for the right to receive the USD denominated receivable in BTC as settlement. Due to the immaterial amount of BTC not received as settlement of receivables from customers at each month end and because the fair value of the embedded derivative was determined to be de minimis, the Company has not separately disclosed the fair value of the embedded derivative in the Company’s consolidated financial statements.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(j) Cost of Revenue (excluding depreciation and amortization)

The Company’s cost of revenue consists primarily of direct costs related to selling cryptocurrencies and operating the Company’s network of kiosks. The cost of revenue (excluding depreciation and amortization) caption includes cryptocurrency expenses, floorspace expenses, and kiosk operations expenses.

Cryptocurrency expenses

Cryptocurrency expenses include the cost of cryptocurrencies, fees paid to obtain cryptocurrencies, impairment of cryptocurrencies, gains on sales of cryptocurrencies on exchange, fees paid to operate the software on the BTM kiosks, and fees paid to transfer cryptocurrencies to customers.

Floorspace lease expenses

Floorspace lease expenses include lease expense for short-term, cancellable floorspace leases related to the placement of BTM kiosks in retail locations.

Kiosk Operations expenses

Kiosk operations expenses include the cost of kiosk repair and maintenance and the cost of armored trucks to collect and transport cash deposited into the BTM kiosks.

The Company presents cost of revenue in the consolidated Statements of Income and Comprehensive Income exclusive of depreciation related to BTM kiosks and amortization of intangible assets related to software applications, tradenames and customer relationships.

(k) Advertising

The Company expenses advertising costs as incurred. Advertising expenses were $4,235,384, $5,371,911 and $1,357,051 for the years ended December 31, 2022, 2021 and 2020, respectively, and are included in general, selling and administrative expenses in the consolidated Statements of Income and Comprehensive Income.

(l) Foreign Currency

The functional currency of the Company is the U.S. Dollar. The functional currency of Express Vending, Inc. is the Canadian Dollar. All revenue, cost and expense accounts are translated at an average of exchange rates in effect during the year. Assets and liabilities recorded in foreign currencies are translated at the exchange rate as of the balance sheet date. The resulting translation adjustments are recorded as a separate component of Member’s equity, identified as accumulated other comprehensive loss. As a result of the continued integration during 2022 of BitAccess, the Company’s controlled Canadian subsidiary, the Company determined that the functional currency was the U.S. dollar. Accordingly, assets and liabilities of BitAccess, Inc. are remeasured into U.S. dollars at the exchange rates in effect at the reporting date with differences recorded as transactions gains and losses within other income (expense), net within the Statement of Income and Comprehensive Income.

(m) Income Taxes

Since its formation, and until the restructuring discussed in the following sentence, Lux Vending, LLC. was taxed as an S Corporation. On November 13, 2020, the sole Member of Lux Vending, LLC contributed 100% of its LLC interest into a newly formed Corporation, BT Assets, Inc. On November 13, 2020, BT Assets, Inc. elected to be taxed as an S Corporation and the Company elected to be taxed as an S Corporation subsidiary.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

In addition to Lux Vending, LLC’s subsidiary, Mintz Assets, Inc., which owns Express Vending, Inc., a Canadian subsidiary, the Company formed two additional subsidiaries in 2021, Intuitive Software, LLC., which is treated as a corporation for federal income tax purposes, and Digital Gold, a Canadian corporation wholly owned by Intuitive Software, LLC. For 2022, 2021 and 2020, there was no activity for Mintz Assets, Inc., and no activity in 2022 and 2021 for Intuitive Software, LLC and Digital Gold. As such, there were no federal income taxes for these entities.

In 2021, the Company, through its subsidiary Digital Gold, acquired a controlling interest in BitAccess Inc., which is taxed as a Canadian corporation.

Deferred taxes are recognized for future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of any tax rate change on deferred taxes is recognized in the period that includes the enactment date of the tax rate change. Realization of deferred tax assets is assessed on an annual basis and, unless a deferred tax asset is more likely than not to be utilized, a valuation allowance is recorded to write down the deferred tax assets to their net realizable value.

In assessing the realizability of deferred income tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those deductible temporary differences reverse. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. For Express Vending, Inc. it is more-likely-than-not that future taxable income will not be generated to recognize the deferred tax asset. As such, the Company has recorded a full valuation allowance to offset its impact.

In addition, management has assessed tax positions of the Company and determined that it meets the minimum probability threshold which is defined as a tax position that is more-likely-than-not to be sustained upon examination by the applicable taxing authority. The Company is not aware of any Federal, State, or Canadian notices or audits. There have been no tax planning strategies or tax positions taken on the Federal, State, or Canadian tax returns that would result in an uncertain tax position.

The Company is no longer subject to income tax examinations for the tax years prior to 2019.

(n) Fair Value of Financial Instruments

Certain assets and liabilities are reported or disclosed at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the Company’s principal market for such transactions. If the Company has not established a principal market for such transactions, fair value is determined based on the most advantageous market. The Company uses a three-level hierarchy that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques. The three levels of the fair value hierarchy are described below:

• Level 1:	Quoted (unadjusted) prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

• Level 2:	Inputs other than quoted prices that are either directly or indirectly observable, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

• Level 3:

Inputs that are generally unobservable, supported by little or no market activity, and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The categorization of an asset or liability within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The valuation techniques used by the Company when measuring fair value maximize the use of observable inputs and minimize the use of unobservable inputs.

(o) Share-Based Compensation

The Company maintains an equity award plan under which the officers and employees of BitAccess Inc. may be awarded various types of share-based compensation, including options to purchase shares of BitAccess Inc.’s common stock and restricted stock units. The Company recognizes share-based compensation expense associated with these awards on a straight-line basis over the award’s requisite service period (generally the vesting period). For stock options, share-based compensation expense is based on the fair value of the awards on the date of grant, as estimated using the Black-Scholes option pricing model. For restricted stock units, the share-based compensation expense is based on the estimated fair value of BitAccess Inc.’s common stock on the date of grant. Forfeitures are accounted for at the time the forfeiture occurs. See Note 14 for further information regarding the equity award plan, related share-based compensation expense and assumptions used in determining the fair value of the awards.

(p) Segment Reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (the “CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s Chief Executive Officer is the Company’s CODM. The CODM reviews financial information presented on a global, consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has determined that it operates as one operating segment and one reportable segment.

(q) Earnings Per Share

Earnings per share information has not been presented for the years ending December 31, 2022, 2021 and 2020 as the information would not be meaningful to the users based on the Company’s ownership structure as of the date of these consolidated financial statements.

(r) Litigation

The Company assesses legal contingencies in accordance with ASC 450 - Contingencies and determines whether a legal contingency is probable, reasonably possible or remote. When contingencies become probable and can be reasonably estimated, the Company records an estimate of the probable loss. When contingencies are considered probable or reasonably possible but cannot be reasonably estimated, the Company discloses the contingency when the probable or reasonably possible loss could be material. Legal costs are expensed in the period in which the costs are incurred.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(3) Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize an ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company adopted the new guidance effective for its fiscal year beginning January 1, 2022, as described further in Note 17.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes—Simplifying the Accounting for Income Taxes. The guidance eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. We adopted the standard effective January 1, 2021. Adoption of the standard did not have a material impact on our consolidated financial statements.

(4) Related Party Transactions

During the first six months of 2022, the Company distributed an aggregate of 2,760 ETH from the Cryptocurrencies on the Consolidated Balance Sheet with a total cost basis of $4,566,713 to its Member. On November 3, 2022, the Member contributed 2,021 ETH to the Company at a cost basis of $1,778,041. The contributed ETH was recorded at the adjusted cost basis, reflecting the impact of impairments during the period in which the Member held the assets, as the transfer of the assets represented a common control transaction. These capital transactions with the owner are reflected as contributions and distributions in the Consolidated Statements of Changes in Member’s Equity.

Immediately thereafter, the contributed ETH was sold by the Company on exchange to third parties for total cash proceeds of $3,088,128, resulting in a gain on sale of $1,310,087 which is reflected in Cost of revenue (excluding depreciation and amortization) on the Consolidated Statements of Income and Comprehensive Income. The cash flows from these transactions are classified as cash inflows from operations on the Consolidated Statement of Cash Flows.

As of December 31, 2022, the Company did not hold any of the contributed ETH and did not have any amounts due from or to the Member for any transactions on the Consolidated Balance Sheets. In addition, there was no impact of the related party transactions on the Consolidated Statements of Income and Comprehensive Income for the year ended December 31, 2022.

Total cash distributions made to the Member during the year ended December 31, 2022 were $11,353,485 and are classified as cash outflows from financing activities in the Consolidated Statement of Cash Flows.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(5) Revenue

Revenue disaggregated by revenue stream is as follows for the years ended December 31:

	2022	2021	2020
BTM Kiosks	$639,965,432	$538,434,694	$244,432,545
BDCheckout	691,736	—	—
OTC	2,080,000	7,271,077	652,191
Company Website	173,088	167,673	46,464
Software Services	3,184,957	1,799,637	—
Hardware Revenue	735,195	1,307,022	—

Total Revenue	$646,830,408	$548,980,103	$245,131,200

The net impact to revenue arising from cryptocurrency transactions where control did not transfer to the customer was an increase in revenue of $57,726 a reduction of revenue of $22,579 and a reduction of revenue of $64,538 for the years ended December 31, 2022, 2021 and 2020, respectively.

(6) Cost of Revenue (Excluding Depreciation and Amortization)

Cost of Revenue (excluding depreciation and amortization) is comprised of expenses associated with selling of cryptocurrencies and operating the Company’s BTM kiosks, excluding depreciation and amortization. The following table presents cost of revenue (excluding depreciation and amortization) by category for the years ended December 31:

	2022	2021	2020
Cryptocurrency expenses	$519,347,271	$462,938,510	$206,669,265
Floorspace lease expenses	39,764,569	21,008,045	3,967,276
Kiosk operations expenses	15,422,663	9,007,257	3,401,910

Total Cost of Revenue (excluding depreciation and amortization reported separately)	$574,534,503	$492,953,812	$214,038,451

The following table presents the components of cryptocurrency expenses for the years ended December 31:

	2022	2021	2020
Cost of Cryptocurrency (1) - BTM Kiosk	$513,951,422	$450,607,179	$202,467,969
Cost of Cryptocurrency (1) - OTC	1,958,110	6,340,983	622,350
Cost of Cryptocurrency (1) - BDCheckout	594,764	—	—
Software Processing Fees	2,518,581	4,389,713	2,594,043
Exchange Fees	119,020	308,720	223,233
Mining Fees	195,483	1,291,915	761,670
Software Processing Fee - BDCheckout	9,891	—	—

Total cryptocurrency expenses	$519,347,271	$462,938,510	$206,669,265

(1)

Cost of Cryptocurrency includes impairment losses recognized on cryptocurrencies net of any gains recognized from sales of cryptocurrencies on an exchange. Impairment of $6,821,027, $12,648,836 and $2,138,916, were offset by gains from the sale of cryptocurrencies on exchange of $2,283,871, $915,146 and $0 for the years ended December 31, 2022, 2021 and 2020, respectively.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

The Company presents cost of revenue in the consolidated Statements of Income and Comprehensive Income exclusive of depreciation related to BTM kiosks and amortization of intangible assets related to software applications, tradenames and customer relationships.

The following table reconciles amounts excluded from the cost of revenue (excluding depreciation and amortization) line in the consolidated Statements of Income and Comprehensive Income included in total depreciation and amortization expense in the consolidated Statements of Income and Comprehensive Income for the period presented:

	2022	2021	2020
Depreciation of owned BTM kiosks	$3,474,270	$2,053,148	$2,188,951
Depreciation of leased BTM kiosks	13,729,111	10,217,454	—
Amortization of intangible assets	1,513,527	713,224	—

Total depreciation and amortization excluded from cost of revenue	18,716,908	12,983,826	2,188,951

Other depreciation and amortization included in operating expenses	66,197	56,903	57,396

Total depreciation and amortization	$18,783,105	$13,040,729	$2,246,347

(7) Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The following table sets forth by level, within the fair value hierarchy, the Company’s assets and liabilities measured and recorded at fair value on a recurring basis:

	December 31, 2021	Quoted price in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Recurring fair value measurements:
Contingent consideration	$2,879,000	$—	$—	$2,879,000

Total recurring fair value measurements	$2,879,000	$—	$—	$2,879,000

The Company did not have any assets or liabilities measured at fair value on a recurring basis as of December 31, 2022.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Contingent Consideration

The following table presents the changes in the estimated fair value of the contingent consideration liability measured using significant unobservable inputs (Level 3) for the years ended December 31:

	2022	2021
Balance, beginning of period	$2,879,000	$—
Fair value recorded in connection with acquisition	—	2,879,000
Change in fair value during the period	961,708	—
Payment made during the period	(2,000,000)	—

Balance, end of period	$1,840,708	$2,879,000

Contingent consideration related to the BitAccess acquisition (Note 9) was measured at the probability-weighted fair value at the date of acquisition which was estimated by applying an income valuation approach based on Level 3 inputs consisting primarily of a discount rate and probability of achieving the performance metrics. In July 2022, the Company made the first year payment of $2,000,000 to the former owners of BitAccess as the performance conditions were determined to have been met. In addition, the Company amended the contingent consideration arrangement to remove the performance conditions for the second year payment such that the full $2,000,000 related to the second year payment will be paid out in accordance with the agreement on July 31, 2023. As such, the contingent consideration liability as of December 31, 2022 is no longer a Level 3 fair value measurement as the contingency has been removed. The current portion of the contingent consideration due has been recorded in earn-out liability, current, in the accompanying consolidated Balance Sheet as of December 31, 2022 at present value using a 15% discount rate. The change in fair value of the contingent consideration is recognized in interest expense in the consolidated Statements of Income and Comprehensive Income for the year ended December 31, 2022. The difference between the recorded fair value of the payments and the ultimate payments amounts was not material to any period.

Changes in the estimated fair value of the contingent consideration liability as of December 31, 2021, were not material. The current and long-term portions of the contingent consideration have been recorded in accrued expenses and earn-out liability, net of current portion, respectively, in the accompanying consolidated Balance Sheet as of December 31, 2021.

Assets and Liabilities Measured at Fair Value on a Non-recurring Basis

The Company’s non-financial assets, such as goodwill, intangible assets, property and equipment, operating lease right-of-use assets, and cryptocurrencies are adjusted down to fair value when an impairment charge is recognized. Certain fair value measurements are based predominantly on Level 3 inputs. No impairment charges related to goodwill, intangible assets, and property and equipment have been recognized for the periods ended December 31, 2022. Fair value of cryptocurrencies are based on Level 1 inputs. The carrying value of our cryptocurrency reflects any impairment charges recorded during the year with cumulative impairment charges since its purchase or receipt.

Assets and Liabilities Not Measured and Recorded at Fair Value

The Company considers the carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses (excluding contingent consideration) in the consolidated financial statements to approximate fair value due to their short maturities.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

The Company estimates the fair value of its fixed-rate notes payable based on quoted prices in markets that are not active, which is considered a Level 2 valuation input. As of December 31, 2022, the estimated fair value of the fixed-rated note was approximately $41,557,000 and the carrying value was $37,571,642.

(8) Member’s Equity

Articles of Incorporation

Under the articles of incorporation, all of the Company’s membership interest was held by an individual member. On November 13, 2020, the individual member of the Company contributed 100% of the interest held into a newly formed Corporation, BT Assets, Inc. (the “sole Member”), which is 100% owned by the individual member. On November 13, 2020, BT Assets, Inc. elected to be taxed as an S Corporation and the Company elected to be taxed as an S Corporation subsidiary of BT Assets, Inc. The Company can make distributions in cash or other property to the Member at the sole discretion of the Member.

Noncontrolling Interest

In July 2021, the Company obtained a controlling interest in BitAccess Inc. in a business combination (see Note 9). The remaining, un-affiliated interest in BitAccess Inc. is reported as Noncontrolling interest in subsidiary in the accompanying consolidated financial statements. As of December 31, 2022 and 2021, the noncontrolling interest ownership was 15.31% and 5.95%, respectively.

The noncontrolling interest holders have certain rights as defined in the Amended and Restated Shareholders Agreement, including the right, but not the obligation, to cause the Company to purchase the noncontrolling interest immediately prior to a liquidity event (as defined in the Amended and Restated Shareholders Agreement) at the fair value of the noncontrolling interest as of the liquidity event. The right is not mandatorily redeemable. The Company also holds a right, but not an obligation, to cause the noncontrolling interest holders to sell the noncontrolling interest under the same conditions.

The Noncontrolling interest holders participate in the operating results of BitAccess Inc. based on their respective ownership percentages in BitAccess Inc.

(9) Acquisition of BitAccess Inc.

On July 20, 2021, the Company entered into an Equity Interest Purchase Agreement (“EIPA”) with BitAccess Inc. (“BitAccess”), a Canadian Corporation, whereby the Company purchased approximately 94% of the equity interest in BitAccess to expand the Company’s market presence into a new customer base, augment its product offerings, and gain access to new technology.

The purchase price included a contingent consideration arrangement with a probability-weighted fair value of $2,879,000 that requires the Company to pay the former owners of BitAccess up to a maximum amount of $4,000,000 (undiscounted) over a two-year period from the acquisition date through July 31, 2023. The contingent consideration is based on targets outlined in the EIPA, and the fair value of the contingent consideration arrangement of $2,879,000 was estimated by applying an income valuation approach. That measure is based on inputs that are not observable in the market, or Level 3 inputs (see Note 2(n)), and includes a present value discount rate and a probability-adjusted level of revenues from sales to BitAccess customers. In July 2022, the Company made a $2,000,000 payment of contingent consideration to the former owners of BitAccess. In addition, the Company amended the contingent consideration arrangement to remove the performance conditions for the second

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

year payment such that the full $2,000,000 related to the second year will be paid out in accordance with the agreement on July 31, 2023. The contingent consideration due, all of which is current, was recorded in earnout liability in the accompanying consolidated balance sheet as of December 31, 2022. For 2021, the current portion and non-current portion of the contingent consideration have been recorded in earn-out liability and earn-out liability, non-current, respectively, in the accompanying consolidated Balance Sheet.

The transaction was accounted for as a business combination as the Company obtained control of the entity and the remaining noncontrolling interests do not have substantive participation rights. The purchase consideration was allocated to the assets and liabilities, including intangible assets, based on their respective fair values at the date of acquisition. The excess was recorded as goodwill.

Intangible assets consist of tradenames, software applications, and customer relationships. The tradenames, software applications, and customer relationships have a five-year estimated life, and the goodwill will be evaluated annually as of December 31 for impairment, as discussed in Note 2(h). Goodwill is not deductible for income tax purposes.

The following table presents the allocation of the purchase consideration, to the tangible and intangible assets acquired, liabilities assumed, and noncontrolling interests based on their fair values:

Cash	$720,836
Cryptocurrencies	52,404
Accounts receivable	106,152
Inventory	391,011
Prepaid expenses and other current assets	783,299
Property and equipment, fair value	27,021
Tradenames	1,233,000
Software applications	3,771,000
Customer relationships	2,574,000
Goodwill	8,720,571

Total assets acquired	18,379,294

Less:
Accounts payable	493,169
Accrued expenses	57,532
Deferred tax liability	1,877,449
Debt assumed	15,772

Total liabilities assumed	2,443,922

Total fair value	15,935,372

Less fair value of noncontrolling interest	(948,154)

Total purchase consideration	$14,987,218

The Company incurred acquisition-related costs of $258,025 for the year ended December 31, 2021. These costs are included in general, selling, and administrative expenses on the consolidated Statements of Income and Comprehensive Income.

The consolidated financial statements include the operating results of BitAccess Inc. from the date of acquisition through December 31, 2021 and were not material to the Company’s consolidated financial statements.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(10) Cryptocurrencies

Cryptocurrencies are accounted for as indefinite-lived intangible assets and are recognized at cost, net of impairment losses. Impairments are recorded whenever the fair value of the cryptocurrency decreases at any time below its initial cost basis or carrying value during the assessed period. After an impairment loss is recognized, the adjusted carrying amount of the cryptocurrency becomes its new accounting basis and this new adjusted cost basis will not be adjusted upward for any subsequent increase in fair value.

The carrying values of cryptocurrencies were the following at December 31, 2022 and December 31, 2021:

Cryptocurrency	2022	2021
BTC	$522,987	$563,076
ETH	8,990	5,988,566
LTC	7,919	6,112

	$539,896	$6,557,754

The following table presents additional information about the adjusted cost basis of cryptocurrencies:

December 31, 2022	BTC	ETH	LTC	Total
Beginning balance	$563,076	$5,988,566	$6,112	$6,557,754
Purchases or receipts of cryptocurrencies	520,486,806	2,422,541	2,510,302	525,419,649
Cost of cryptocurrencies sold or distributed	(513,750,166)	(8,395,147)	(2,471,167)	(524,616,480)
Impairment of cryptocurrencies	(6,776,729)	(6,970)	(37,328)	(6,821,027)

Ending Balance	$522,987	$8,990	$7,919	$539,896

December 31, 2021	BTC	ETH	LTC	Total
Beginning balance	$308,478	$50,360	$12,987	$371,825
Purchases or receipts of cryptocurrencies	458,131,069	11,825,336	2,662,312	472,618,717
Cost of cryptocurrencies sold or distributed	(447,626,129)	(3,551,331)	(2,606,492)	(453,783,952)
Impairment of cryptocurrencies	(10,250,342)	(2,335,799)	(62,695)	(12,648,836)

Ending Balance	$563,076	$5,988,566	$6,112	$6,557,754

Purchases of cryptocurrencies represent the cash paid by the Company to purchase cryptocurrencies on various exchanges and from liquidity providers and related transaction costs to acquire the cryptocurrencies, as well as any receipts of cryptocurrency sold to Bitcoin Depot by customers to the Company at the kiosks and paid to the Company for software services revenue. Costs of cryptocurrencies sold or distributed represents the cost basis of purchased cryptocurrencies, net of impairment costs recorded through the date of disposition.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(11) Goodwill and Intangible Assets, net

Intangible assets, net were comprised of the following at December 31, 2022:

	Estimated life	Cost Basis	Accumulated Amortization	Net	Remaining Weighted-Average Amortization Period
Tradenames	5 years	1,233,000	(362,310)	870,690	3.54
Customer relationships	5 years	2,574,000	(756,355)	1,817,645	3.54
Software applications	5 years	3,771,000	(1,108,086)	2,662,914	3.54

		$7,578,000	$(2,226,751)	$5,351,249

Intangible assets, net were comprised of the following at December 31, 2021:

	Estimated life	Cost Basis	Accumulated Amortization	Net	Remaining Weighted-Average Amortization Period
Tradenames	5 years	1,233,000	(116,047)	1,116,953	4.54
Customer relationships	5 years	2,574,000	(242,259)	2,331,741	4.54
Software applications	5 years	3,771,000	(354,918)	3,416,082	4.54

		$7,578,000	$(713,224)	$6,864,776

Amortization expense related to the intangibles with estimated lives of five years totaled $1,513,527, $713,224 and $0 for the years ended December 31, 2022, 2021 and 2020, respectively, and is included in depreciation and amortization in the consolidated Statements of Income and Comprehensive Income.

Estimated future amortization expense is approximately as follows:

Year Ending December 31,	Amount
2023	$1,515,600
2024	1,515,600
2025	1,515,600
2026	804,449

$5,351,249

The change in the net amount of goodwill for the year ended December 31, 2021 was as follows:

Amount
Goodwill - January 1, 2021	$—
Goodwill resulting from the acquisition of BitAccess	8,720,571
Changes in goodwill due to foreign currency translation	(3,283)

Goodwill - December 31, 2021	$8,717,288

There was no change in the amount of goodwill for the year ended December 31, 2022.

In August 2022, the Company terminated a contract with the largest customer of BitAccess, and migrated substantially all of its legacy BTMs from a third-party service provided to the BitAccess platform. The Company

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

determined that the termination of a significant customer represented a triggering event and performed an impairment assessment as of the termination date. The assessment did not result in an impairment as of the termination date.

(12) Note Payable

On December 21, 2020, the Company entered into a $25,000,000 credit agreement with a financial institution which is subject to annual interest at a rate of 15% per annum (the “Note”). In 2021, the Note was amended to provide an additional $15,000,000 to fund the acquisition of BitAccess Inc. In March 2022, the Note was amended to provide an additional term loan in an aggregate principal amount of $5,000,000. The Company is required to make monthly interest payments and fixed principal payments every six months beginning on July 15, 2021 through December 15, 2024. The Note matures on December 15, 2024, at which time, any outstanding principal balance and any accrued interest become due. The Note is collateralized by substantially all of the assets of the Company and is guaranteed by BT Assets, Inc. (the sole Member of the Company), Mintz Assets, Inc., Express Vending, Inc., Intuitive Software, LLC, Digital Gold Ventures, Inc. and BitAccess Inc. The Company is subject to certain financial covenants contained in the Note, which require the Company to maintain certain cash balances, a minimum consolidated cash interest coverage ratio, and a maximum consolidated total leverage ratio, in addition to customary administrative covenants. As of December 31, 2022 and 2021, the Company was in compliance with all financial covenants.

Note payable consisted of the following at December 31:

	2022	2021
Note payable	39,419,000	38,950,000
Less: unamortized deferred financing costs	(1,847,358)	(2,248,464)

Total Note payable	37,571,642	36,701,536
Less: current portion of note payable	(8,050,000)	(3,200,000)

Note payable, net of current portion	$29,521,642	$33,501,536

At December 31, 2022, aggregate future principal payments are as follows:

Year Ended	Amount
2023	$8,050,000
2024	31,369,000

$39,419,000

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(13) Income Taxes

The Company’s provision for income taxes related to state and foreign income taxes on its taxable subsidiaries consisted of the following for the year ended December 31:

	2022	2021
Current tax (expense):
State	$(646,629)	$(50,795)
Canada	—	(164,962)

Current provision for income taxes	(646,629)	(215,757)

Deferred tax (expense) benefit:
State	(26,040)	86,716
Canada	277,890	300,205

Deferred provision for income taxes	251,850	386,921

Net provision for income taxes	$(394,779)	$171,164

Due to the immateriality of state income and franchise taxes in 2020, no provision for taxes was recorded.

The Company’s statutory U.S. federal income tax rate is 0% as Lux Vending, LLC is taxed as an S corporation. The effective tax rate of 9.65% differs from the statutory U.S. federal rate of 21% primarily because of the election to be taxed as an S corporation and is also driven by the operating losses in foreign entities. The operating losses in BitAccess Inc. are expected to be recoverable in future years based on the projected financial results for BitAccess Inc. The net operating losses in Express Vending, Inc. are not expected to be recoverable in future years. The reconciliation of the income tax expense (benefit) is computed at the U.S. federal statutory rate as follows:

	2022	2021
At U.S. statutory tax rate	21.00%	21.00%
State income taxes	9.88%	-1.01%
Foreign rate differential	4.90%	0.81%
Pass-through loss/(income)	-45.74%	-23.85%
Current year permanent differences	12.30%	—
Change in valuation allowance	4.53%	—
Other	2.78%	0.07%

Total	9.65%	-2.98%

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

The tax effects of temporary differences that give rise to significant portions of the deferred income tax liability consisted of the following at December 31:

	2022	2021
Deferred tax assets:
Share-based compensation	$—	$125,109
Property and equipment	100,976	86,716
Other	181,275	—
Canadian net operating losses	122,116	89,585

Total deferred tax assets	404,367	301,410

Valuation allowance	(224,964)	(17,127)

Total deferred tax assets, net of valuation allowance	179,403	284,283

Deferred tax liabilities:
Property and equipment	—	(72,458)
Intangibles	(1,418,081)	(1,700,748)
Other	—	(1,606)

Total deferred tax liabilities	(1,418,081)	(1,774,812)

Net deferred tax liabilities	$(1,238,678)	$(1,490,529)

The Company believes that a portion of the Canadian net operating loss carryforwards will not be realized. Accordingly, a valuation allowance has been established in the amount of $224,964 against such benefits at December 31, 2022 compared to $17,127 at December 31, 2021. The increase in valuation allowance of $207,837 in 2022 is primarily related to additional Canadian net operating loss generated during the year.

In lieu of federal corporate income taxes, the Member is taxed on its proportionate share of the Company’s taxable income. Therefore, no provision for US federal income taxes has been included in the consolidated financial statements. For state income and franchise tax purposes, certain states impose an entity-level tax on the Company. At December 31, 2022, 2021 and 2020, the Company has recorded $646,629, $50,795 and $0 for state income taxes in 2022, 2021 and 2020, respectively, recorded in income tax (expense) benefit on the Statements of Income and Comprehensive Income.

The Company generated net operating loss carryforwards for tax purposes of $383,969 in Canada which can be carried forward to offset future taxable income.

The Company has not been notified of any Canadian, Federal, or State notices or audits. For U.S. State tax, the company filed a Private Letter Ruling Request with the State of Texas related to the computation of Texas Franchise tax. For the year ended December 31, 2022, the Company recorded an uncertain tax position with respect to Texas Franchise tax in the amount of $247,804, until the issue is resolved with the state. Management has determined that there are no uncertain tax positions to be recognized for the year ended December 31, 2021. The Company’s policy is to include interest and penalties, if any, within the provision for taxes in the consolidated Statements of Income and Comprehensive Income. To date, there have been no interest or penalties incurred in relation to unrecognized tax benefits.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

(14) Share-Based Compensation

BitAccess Inc. maintains a stock option plan for its employees under the Amended and Restated Stock Option Plan, (the “Plan”). Pursuant to the Plan agreement, awards of stock options and restricted stock units (“RSU”) are permitted to be made to employees and shareholders of BitAccess Inc. As of December 31, 2022, all shares of BitAccess Inc.’s common stock available under the Plan were issued.

In connection with the acquisition of BitAccess Inc. (see Note 9), the Plan was amended to terminate existing unvested options and restricted shares held by BitAccess Inc.’s shareholders and employees and provided them with replacement awards for 545,853 new unvested stock options to purchase common shares in BitAccess, Inc. with a $0 exercise price. The options generally vest over a two-year period following the one-year anniversary of the date of grant and expire not more than 10 years from the date of grant.

A summary of the Company’s stock option activity and related information is as follows:

	Options	Weighted-average exercise price	Weighted-average remaining contractual term	Weighted-average grant-date fair value
Outstanding at January 1, 2022	308,253	$—	9.55	$4.44
Granted	84,380	2.86	9.34	3.10
Exercised	(240,195)	—	—	—
Forfeited	(45,500)	(2.86)	—	(3.10)

Outstanding at December 31, 2022	106,938	$0.59	8.73	$4.26

Vested at December 31, 2022	1,719	$2.86	—	$3.02

	Options	Weighted-average exercise price	Weighted-average remaining contractual term	Weighted-average grant-date fair value
Outstanding at January 1, 2021	—	$—	—	$—
Granted	545,853	—	9.55	4.44
Converted to restricted stock units	(237,600)	—	—	4.44
Forfeited	—	—	—	—

Outstanding at December 31, 2021	308,253	$—	9.55	$4.44

Vested at December 31, 2021	—	$—	—	$—

In accordance with the Plan and in connection with the acquisition, stock options held by a certain employee were immediately converted to RSUs upon grant in accordance with the terms of the Plan. The units generally vest over a two-year period beginning following the one-year anniversary of the date of grant and expire not more than 10 years from the date of grant. A summary of the Company’s restricted stock award activity is as follows:

Restricted Stock Units
Outstanding at January 1, 2021	—
Conversion of stock options to RSUs	237,600
Exercised	—

Outstanding at December 31, 2021	237,600
Exercised	(156,458)

Outstanding at December 31, 2022	81,142

The Company recognized compensation expense of $1,230,118 during the year ended December 31, 2022 and $504,981 during the period from the date of acquisition through December 31, 2021, respectively, and it is

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

included in general, selling and administrative expenses in the consolidated Statements of Income and Comprehensive Income. As of December 31, 2022, there was $817,954 of unrecognized compensation expense related to unvested share options and nonvested restricted shares.

During the year ended December 31, 2022, the weighted-average per share fair value of options granted was $3.10. During the year ended December 31, 2021, the weighted-average per share fair value of options granted was $4.44.

The assumptions used under the Black-Scholes option pricing model and the weighted average calculated value of the options granted to employees as of December 31, were as follows:

	2022	2021
Risk-free interest rate	2.70%	2.50%
Dividend yield	—	—
Volatility factor of expected market price	50.00%	50.00%
Weighted-average expected life of option	7 years	6 years

The fair value of the RSUs is based on the estimated stock price, which is not materially different compared to the valuation of the stock options under the Black-Scholes pricing model.

Phantom Equity Participation Plan

The Company has a Phantom Equity Participation Plan dated July 25, 2021 (the “Phantom Plan”) for certain employees. The Phantom Plan awards eligible participants performance units entitling the holder to receive cash payments contingent upon certain qualifying events. The performance units vest according to the terms approved in the Phantom Plan, contingent upon the employee remaining continuously in service with the Company through the date of the qualifying event. Total units available to be issued under the plan were 15,000, and total units issued were 1,400 as of December 31, 2022 and 2021. The Company does not record any liability or expense for payments until the qualifying event is probable to occur and as such, no liability was recorded as of December 31, 2022 and 2021, respectively, and no expense for payments was recorded for the year ended December 31, 2022 and 2021.

(15) Defined Contribution Plan

The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code. Employees who are over the age of 21 years are eligible to participate in the plan. Eligible employees may elect to defer a percentage of eligible compensation, which is subject to an annual limit of the lesser of 90% of eligible compensation or the maximum limit set by the IRS. The Company matches employee contributions up to a maximum of 50% of the participant’s compensation deferral, limited to 6% of the employee’s compensation. For the years ended December 31, 2022, 2021 and 2020, the Company made contributions of $201,964, $158,723 and $56,949, respectively, to the plan. These expenses are included in general, selling and administrative expenses in the consolidated Statements of Income and Comprehensive Income.

(16) Significant Vendor

During 2020, 2021 and for a portion 2022, the Company purchased substantially all of its BTM kiosks and licensed software which is embedded in the BTM kiosks to facilitate cryptocurrency transactions from a single third party vendor. For the years ended December 31, 2022, 2021 and 2020, the Company purchased kiosks

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

totaling $0, $6,171,064 and $2,014,398 and purchased software services of $2,335,310, $5,863,822 and $3,050,292, respectively, which are included in cost of revenue in the consolidated Statements of Income and Comprehensive Income. The accounts payable balance included $0 and $5,450 related to this vendor at December 31, 2022 and 2021, respectively.

During 2022, the Company migrated substantially all of its legacy BTM kiosks from the third-party vendor to its BitAccess software platform. As of December 31, 2022, the Company no longer has a significant vendor relationship where the Company is dependent on an external party for software to the Company’s BTMs.

(17) Leases

The Company adopted Topic 842 effective January 1, 2022 using the modified retrospective transition approach. The Company has utilized the effective date transition method and accordingly is not required to adjust its comparative period financial information for effects of Topic 842. However, Topic 842 requires a Company to continue to disclose comparative period financial information under the previous leasing guidance. The Company has elected to adopt practical expedients which permits it to not reassess its prior conclusions about lease identification, lease classification and initial direct costs under the new standard. The Company elected not to recognize ROU assets and lease liabilities for leases with terms of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. The Company recognizes a lease liability and an ROU asset at the commencement date of each lease. For operating and finance leases, the lease liability is initially measured at the present value of the unpaid lease payments at the lease commencement date. The lease liability is subsequently measured at amortized cost using the effective-interest method. The ROU asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before lease commencement date, plus any initial direct costs incurred less any lease incentives received. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. The discount rate is the implicit rate, if it is readily determinable, or the Company’s incremental borrowing rate. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment. The Company recognizes lease costs associated with short-term leases on a straight-line basis over the lease term. When contracts contain lease and nonlease components, the Company accounts for both components as a single lease component.

On adoption, the Company recognized operating lease liabilities of $617,491 with corresponding right-of-use (“ROU”) assets of $383,723 which is the net of operating lease liabilities on adoption and deferred rent liability of $233,768 at January 1, 2022. As part of the Topic 842 adoption, the company reclassified existing capital lease obligations to finance lease obligations, which are presented as current installments of obligations under finance leases and obligation under leases, noncurrent on the consolidated Balance Sheets. There was no impact on the Statements of Changes in Member’s Equity for the adoption of Topic 842.

Floorspace leases

The Company has obligations as a lessee for floorspace. These leases meet the short-term lease criteria as the floorspace leases generally are cancellable by the Company with a 30 day or less notice. Accordingly, the Company has applied the practical expedient that allows the Company to recognize short-term lease payments on a straight-line basis over the lease term on the consolidated Statements of Income and Comprehensive Income and did not record ROU assets and lease liabilities for floorspace leases as of December 31, 2022.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Office space leases

The Company has obligations as a lessee for office space under a noncancellable lease arrangement that expires in May 2025, with options to renew up to five years. Payments due under the lease contracts include mainly fixed payments. The lease for the office space is classified as operating lease in accordance with Topic 842.

BTM kiosk leases

The Company has obligations as a lessee for BTM kiosks. The leases for the BTM kiosks are classified as finance leases in accordance with Topic 842 that expire on various dates through December 2024. The BTM kiosk lease agreements are for two or three year terms and include various options to either renew the lease, purchase the kiosks or exercise a bargain option to purchase the kiosk at the end of the term.

During November 2022, the Company amended an existing lease agreement with a lessor through various amendments. Under these amendments, the Company extended the lease term and revised the purchase option to include a purchase requirement at the end of the lease term. Under the payment schedule, the Company will pay $1,942,558 of the purchase price over 24 months beginning in January 2023 and will pay the remaining $6,972,662 under the following payment schedule: (a) $1,914,280 payable on April 2023; (b) $2,537,611 payable on July 2023; (c) $1,251,430 payable on October 2023; and (d) $1,269,341 payable on January 2024. As a result of the modification, the Company remeasured its finance lease assets and liabilities on the dates of the modifications. The remeasurement increased net book value of the BTM kiosk by $8,905,378, increased the finance liability by $9,077,278. When the Company purchases the assets at the end of the finance lease, these assets will be amortized over the remaining useful life.

The following table presents additional information about finance leases:

Amount
Finance lease liabilities at December 31, 2021	$32,605,635
Changes due to remeasurement of leases	9,077,278
Payments made during 2022	(17,105,867)

Finance lease liabilities at December 31, 2022	$24,577,046

The components of the lease expense for the year ended December 31, 2022 are as follows:

Amount
Finance lease expense:
Amortization of right-of-use-assets	$13,729,111
Interest on lease liabilities	4,872,143

Total finance lease expense	18,601,254
Operating lease expense	220,107
Short-term lease expense	39,764,569

Total lease expense	$58,585,930

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Other information as of and for the year ended December 31, 2022:
Operating cash flows used for finance leases	(4,872,143)
Operating cash flows used for operating leases	(221,768)
Financing cash flows used for finance leases	(17,105,867)
Weighted-average remaining lease term - finance leases	1.96
Weighted-average remaining lease term - operating leases	2.25
Weighted-average discount rate - finance leases	17.0%
Weighted-average discount rate - operating leases	15.0%

Lease expense for the year ended December 31, 2021 and 2020 comprised the following:

•

Minimum rental payments under operating leases are recognized on a straight-line basis over the term of the lease including any periods of free rent. Rental expense for operating leases (except those with lease terms of a month or less that were not renewed) during 2021 and 2020 amounted to $ 21,265,577 and $4,146,426, respectively.

•	Amortization of assets held under capital leases is included in depreciation expense.

Maturities of the lease liability under the noncancellable operating lease as of December 31, 2022 are as follows:

Year Ended	Operating Leases
2023	$228,410
2024	235,281
2025	100,969

Total undiscounted lease payments	564,660
Less: imputed interest	(88,543)

Total operating lease liability	476,117
Less: operating lease liabilities, current	(228,410)

Operating lease liabilities, net of current portion	$247,707

At December 31, 2021, future minimum lease payments under the noncancellable operating lease are as follows:

Year Ended
2022	$221,768
2023	228,410
2024	235,281
2025	100,968

$786,427

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

Maturities of the lease liability under the noncancellable finance leases as of December 31, 2022 are as follows:

Year Ended	Finance Leases
2023	$20,709,870
2024	11,347,818
2025	108,189

Total undiscounted lease payments	32,057,687
Less: imputed interest	(7,480,641)

Total finance lease liability	24,577,046
Less: current installments of obligations under finance leases	(18,437,333)

Obligations under finance leases, excluding current installments	$6,139,713

As of December 31, 2021, the Company was obligated under capital leases covering certain leases that expire at various dates during the next 4 years. Amounts reported as BTM Kiosks in the consolidated balance sheet obtained under capital leases as of December 31, 2021 and 2020 consisted of the following:

	2021	2020
Cost of BTM kiosks and installation	$46,330,250	$7,538,500
Less: Accumulated depreciation	(11,257,317)	(1,039,863)

	$35,072,933	$6,498,637

At December 31, 2021, aggregate minimum future payments under noncancellable capital lease agreements are as follows:

Year Ended	Amount
2022	$21,653,278
2023	13,465,784
2024	4,631,031

39,750,093
Less: imputed interest	(7,144,458)

Total obligations under capital lease	32,605,635
Less: current installments of obligations	(17,209,198)

Total obligations under capital lease, excluding current installments	$15,396,437

(18) Commitments and Contingencies

Litigation

From time to time in the regular course of its business, the Company is involved in various lawsuits, claims, investigations and other legal matters. Except as noted below, there are no material legal proceedings pending or known by the Company to be contemplated to which the Company is a party or to which any of its property is subject.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

The Company believes that adequate provisions for resolution of all contingencies, claims and pending litigation have been made for probable losses that are reasonably estimable. These contingencies are subject to significant uncertainties and the Company is unable to estimate the amount or range of loss, if any, in excess of amounts accrued. The Company does not believe that the ultimate outcome of these actions will have a material adverse effect on its financial condition but could have a material adverse effect on its results of operations, cash flows or liquidity in a given quarter or year.

On January 13, 2023, Canaccord Genuity Corp. (“Canaccord”) commenced proceedings against the Company by filing a claim with the Superior Court of Justice in Toronto, Ontario which named Lux Vending, LLC as the defendant. Canaccord is a financial services firm in Canada that the Company previously had hired to perform advisory services related to a potential initial public offering in Canada or sales transaction. The claim asserts that Lux Vending, LLC breached the contract by terminating the contract to avoid paying fees for their services and that Canaccord is entitled to $22.3 million in damages equivalent to the fees alleged to be payable for breach of contract that would have been owed upon the closing of a transaction to acquire control, the sale of substantially all the Company’s assets, or a merger transaction pursuant to the previously terminated engagement letter for advisory services. Canaccord proposes that the amount of fees would be calculated on the total cash transaction value of the business combination of $880.0 million. The claim also seeks an award for legal and other costs relating to the proceeding. Apart from the initial exchange of pleadings, as of April 14, 2023, no further steps have been taken in the proceeding.

Bitcoin Depot does not believe the allegations made against it are valid and intends to vigorously defend against them. The range of potential loss related to the identified claim is between $0 and $22.3 million, the amount of damages that Canaccord is seeking in the lawsuit. The additional costs mentioned in the claim are not able to be estimated at this time.

Financial and tax regulations

Legislation or guidance may be issued by U.S. and non U.S. governing bodies, including Financial Crimes Enforcement Network (“FinCen”) and the Internal Revenue Service (“IRS”), that may differ significantly from the Company’s practices or interpretation of the law, which could have unforeseen effects on our financial condition and results of operations, and accordingly, the related impact on our financial condition and results of operations is not estimable. In 2021, the IRS concluded an examination of the Company related to certain regulatory reporting requirements related to cryptocurrency sales to certain customers. Based on the outcome of the examination, the Company has concluded it is not probable that any fines or penalties will be assessed against the Company. As a result, no accrual has been recorded in the accompanying consolidated financial statements.

(19) Subsequent Events

On January 13, 2023, Canaccord commenced proceedings against the Company. The claim asserts that Canaccord is entitled to $22.3 million in fees upon the closing of a transaction to acquire control, sale of substantially all the Company’s assets, or a merger transaction pursuant to a previously terminated engagement letter for advisory services. The Company does not believe the allegations made against it are valid and intends to vigorously defend against them. See Note 18: Commitment and Contingencies - Litigation for additional details related to Canaccord litigation matter.

On February 9, 2023, GSRM and the Company issued a joint press release, indicating GSRM will hold a Special Shareholder meeting to vote on the proposed transaction. Upon closing of the Business Combination, which is expected to occur shortly after the Special Meeting, and subject to the terms of the business combination agreement, the combined company will be named Bitcoin Depot Inc. and trade on the Nasdaq under the ticker symbol “BTM.”

LUX VENDING, LLC (DBA BITCOIN DEPOT)

CONSOLIDATED BALANCE SHEETS

	March 31, 2023 (unaudited)	December 31, 2022
Assets
Current:
Cash and cash equivalents	$41,664,948	$37,540,337
Cryptocurrencies	402,110	539,896
Accounts receivable, net	746,365	263,206
Prepaid expenses and other current assets	4,085,733	2,014,858

Total current assets	46,899,156	40,358,297
Property and equipment:
Furniture and fixtures	617,930	617,930
Leasehold improvements	171,780	171,780
Kiosk machines - owned	14,963,803	15,233,541
Kiosk machines - leased	35,584,450	36,590,636
Vehicles	16,913	16,913

	51,354,876	52,630,800
Less: accumulated depreciation	(15,972,044)	(13,976,382)

Total property and equipment, net	35,382,832	38,654,418
Intangible assets, net	4,977,540	5,351,249
Goodwill	8,717,288	8,717,288
Operating lease right-of-use assets, net	278,563	302,362
Security deposits	17,417	17,417

Total assets	$96,272,796	$93,401,031

Liabilities and Member’s equity
Current:
Accounts payable	$8,111,599	$8,119,155
Accrued expenses	12,123,320	9,467,921
Earn-out liability	1,910,049	1,840,708
Notes payable	8,500,000	8,050,000
Income taxes payable	720,842	646,629
Deferred revenue	46,885	19,000
Operating lease liabilities, current portion	230,128	228,410
Current installments of obligations under finance leases	16,036,083	18,437,333

Total current liabilities	47,678,906	46,809,156
Notes payable, non-current	26,976,618	29,521,642
Operating lease liabilities, non-current	205,525	247,707
Obligations under finance leases, non-current	5,386,956	6,139,713
Deferred income tax, net	811,423	1,238,678

Total Liabilities	81,059,428	83,956,896

Commitments and Contingencies (Note 18)
Member’s Equity
Equity attributed to Lux Vending, LLC	13,183,114	7,396,170
Accumulated other comprehensive loss	(182,366)	(181,915)

Total equity attributable to Lux Vending, LLC	13,000,748	7,214,255
Equity attributed to noncontrolling interest in subsidiary	2,212,620	2,229,880

Total member’s equity	15,213,368	9,444,135

Total liabilities and member’s equity	$96,272,796	$93,401,031

The accompanying notes are an integral part of these unaudited consolidated financial statements

LUX VENDING, LLC (DBA BITCOIN DEPOT)

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Revenue	$163,602,924	$154,524,319
Cost of revenue (excluding depreciation and amortization)	141,300,365	141,269,259
Operating expenses:
Selling, general, and administrative	10,835,250	7,689,762
Depreciation and amortization	2,795,566	4,800,119

Total operating expenses	13,630,816	12,489,881

Income from operations	8,671,743	765,179

Other income (expense):
Interest expense	(2,947,223)	(3,096,861)
Other (expense) income	(115,106)	101,914
Loss on foreign currency transactions	(148,269)	(831,695)

Total other expense, net	(3,210,598)	(3,826,642)

Income (loss) before provision for income taxes and noncontrolling interest	5,461,145	(3,061,463)
Income tax (expense) benefit	621,841	(311,331)

Net income (loss)	6,082,986	(3,372,794)
Net loss attributable to noncontrolling interest in subsidiary	208,461	60,703

Net income (loss) attributable to Lux Vending, LLC	$6,291,447	$(3,312,091)

Other comprehensive income (loss), net of tax
Net income (loss)	$6,082,986	$(3,372,794)
Foreign currency translation adjustments	(451)	(12,343)

Total comprehensive Income (loss)	6,082,535	(3,385,137)

Comprehensive loss attributable to noncontrolling interest in subsidiary	208,461	60,703

Comprehensive income (loss) attributable to Lux Vending, LLC	$6,290,996	$(3,324,434)

The accompanying notes are an integral part of these unaudited consolidated financial statements

LUX VENDING, LLC (DBA BITCOIN DEPOT)

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER’S EQUITY

(UNAUDITED)

	Equity attributable to Lux Vending, LLC	Accumulated Other Comprehensive Loss	Total equity attributable to Lux Vending, LLC	Equity attributable to non-controlling interest in subsidiary	Total Member’s Equity
Balance at January 1, 2022	$17,615,633	$(72,188)	$17,543,445	$1,432,315	$18,975,760
Distributions	(6,188,709)	—	(6,188,709)	—	(6,188,709)
Stock compensation	—	—	—	302,988	302,988
Foreign currency translation	—	(12,343)	(12,343)	—	(12,343)
Net income (loss)	(3,312,091)	—	(3,312,091)	(60,703)	(3,372,794)

Balance at March 31, 2022	$8,114,833	$(84,531)	$8,030,302	$1,674,600	$9,704,902

Balance at January 1, 2023	$7,396,170	$(181,915)	$7,214,255	$2,229,880	$9,444,135
Distributions	(504,503)	—	(504,503)	—	(504,503)
Stock compensation	—	—	—	191,201	191,201
Foreign currency translation	—	(451)	(451)	—	(451)
Net income (loss)	6,291,447	—	6,291,447	(208,461)	6,082,986

Balance at March 31, 2023	$13,183,114	$(182,366)	$13,000,748	$2,212,620	$15,213,368

The accompanying notes are an integral part of these unaudited consolidated financial statements

LUX VENDING, LLC (DBA BITCOIN DEPOT)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$6,082,986	$(3,372,794)
Adjustments to reconcile net income to cash provided by operating activities:
Amortization of deferred financing costs	154,976	145,859
Adjustment to contingent earn-out liability	69,341	300,520
Depreciation and amortization	2,795,566	4,800,119
Non-cash stock compensation	191,201	302,988
Purchase of services in cryptocurrencies	291,958	1,175,438
Deferred taxes	(427,255)	—
Loss on lease termination	532,529	—
Loss on disposal of property and equipment	225,439	—
Reduction in carrying amount of right-of-use assets	23,799	18,390
Cryptocurrencies received as payment	(210,959)	(971,830)
Change in operating assets and liabilities:
Accounts receivable, net	(483,159)	(131,310)
Cryptocurrencies	34,423	952,009
Prepaid expenses and other current assets	(2,072,250)	(382,224)
Accounts payable	84,205	(2,242,539)
Accrued expenses	2,655,399	524,015
Income taxes payable	74,213	269,310
Deferred revenue	27,885	289,002
Operating lease liabilities	(40,464)	(33,393)

Cash provided by operating activities	10,009,833	1,643,560

Cash flows from investing activities
Acquisition of property and equipment	—	(371,935)

Cash used in investing activities	—	(371,935)

Cash flows from financing activities
Proceeds from issuance of notes payable	—	5,000,000
Principal payments on notes payable	(2,250,000)	(1,600,000)
Principal payments on finance leases	(3,154,007)	(4,102,389)
Payment for deferred financing costs	—	(209,679)
Distributions	(482,139)	(3,621,525)

Cash used in financing activities	(5,886,146)	(4,533,593)

Effect of exchange rate changes on cash and cash equivalents	924	28,649

Net increase (decrease) in cash and cash equivalents	4,124,611	(3,233,319)
Cash and cash equivalents, beginning of the period	37,540,337	38,028,200

Cash and cash equivalents, end of the period	$41,664,948	$34,794,881

Supplemental disclosures of cash flow information:
Cash paid during the three months ended March 31 for:
Interest	$2,510,679	$2,796,275

Income taxes	$3,400	$4,250

The accompanying notes are an integral part of these unaudited consolidated financial statements

LUX VENDING, LLC (DBA BITCOIN DEPOT)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

Supplemental disclosures of non-cash investing and financing activities:

See Note 4 for information on non-cash distribution with the Member.

See Note 16 for information on non-cash activity related to a lease termination and new lease arrangement.

The Company purchases cryptocurrency from a liquidity provider which is settled the following day. The Company had a liability of $2,115,700 and $1,295,092 for the three months ended March 31, 2023 and 2022, respectively which are recorded within accrued expenses on the consolidated Balance Sheets. The Company recognizes the activity with this liquidity provider as part cryptocurrencies and accrued expenses on the changes in operating assets and liabilities on the consolidated Statements of Cash Flow.

The accompanying notes are an integral part of these unaudited consolidated financial statements

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(1) Organization and Background

(a) Organization

Lux Vending, LLC (dba Bitcoin Depot) (“Bitcoin Depot”, or the “Company”), a limited-liability company, was formed on June 7, 2016. Bitcoin Depot owns and operates a network of cryptocurrency kiosks (“BTMs”) across North America where customers can buy and sell cryptocurrencies. In addition to the BTM network, Bitcoin Depot also sells cryptocurrency to consumers at a network of retail locations through its BDCheckout product offering and through its website via over-the-counter (OTC) trade. The BDCheckout offering allows users similar functionality to the BTM kiosks, enabling users to load cash into their accounts at the checkout counter at retailer locations, and use those funds to purchase cryptocurrency. The Company’s website allows users to initiate and complete OTC trades for cryptocurrency. Bitcoin Depot also offers a software solution to other BTM operators through its controlled subsidiary, BitAccess Inc.

(b) Background

Several factors affect the price of cryptocurrencies, including but not limited to: (a) global supply and demand; (b) investors’ expectations with respect to the rate of inflation; (c) interest rates; (d) currency exchange rates, including the rates at which cryptocurrencies may be exchanged for fiat currencies; (e) fiat currency withdrawal and deposit policies of electronic market places where traders may buy and sell cryptocurrencies based on bid-ask trading activity with the various exchanges and the liquidity of those exchanges; (f) interruptions in service from or failures of major cryptocurrency exchanges; (g) investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in cryptocurrencies; (h) monetary policies of governments, trade restrictions, currency devaluations and revaluations; (i) regulatory measures, if any, that restrict the use of cryptocurrencies as a form of payment; (j) the maintenance and development of the open-source protocol governing the cryptocurrency’s network; (k) global or regional political, economic or financial events and situations; and (l) expectations among market participants that the value of a cryptocurrency will soon change.

Global supply for a particular cryptocurrency is determined by the asset’s network source code, which sets the rate at which assets may be awarded to network participants. Global demand for cryptocurrencies is influenced by such factors as the increase in acceptance by retail merchants and commercial businesses of a cryptocurrency as a payment alternative, the security of online exchanges and digital wallets, the perception that the use of cryptocurrencies is safe and secure, and the lack of regulatory restrictions on their use. Additionally, there is no assurance that any cryptocurrency will maintain its long-term value in terms of purchasing power. Any of these events could have a material effect on the Company’s financial position and the results of its operations.

(c) Significant Transaction

On August 24, 2022, and as subsequently amended through June 7, 2023, the Company entered into a Transaction Agreement with GSR II Meteora Acquisition Corp. (“GSRM”). GSRM is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “initial Business Combination”). Upon closing of the business combination with GSRM, the Transaction Agreement would effect a series of transactions whereby the Company would become a public company. As of March 31, 2023, this business combination had not closed. Accordingly, the accompanying consolidated financial statements as of March 31, 2023 and December 31, 2022, do not reflect the accounting for this business combination. Due to the uncertainty as to the outcome of this business combination, the Company has recorded all transaction related expenses in selling, general and administrative expenses in the consolidated Statements of Income and Comprehensive Income in the periods in which incurred.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On May 3, 2023, GSRM filed and commenced mailing of a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) in connection with a special meeting of stockholders (i) to amend GSRM’s amended and restated certificate of incorporation (the “Charter”) to extend the date by which GSRM must complete an initial Business Combination from June 1, 2023 to July 1, 2023, and to allow GSRM, without another stockholder vote, to further extend the date to consummate an initial Business Combination on a monthly basis up to eight times by an additional one month each time after July 1, 2023, or later extended deadline date, until March 1, 2024 (such date as extended, the “Extended Date”), unless the closing of the initial Business Combination shall have occurred prior to the Extended Date.

On May 11, 2023, the Company, GSRM and BT Assets entered into a Third Amendment to the Transaction Agreement pursuant to which, among other things, the definition of the “Agreement End Date” in the Transaction Agreement was amended to change the date listed therein from May 15, 2023 to the earlier of (i) July 15, 2023 and (ii) 45 days following the date the proxy statement containing the unaudited consolidated financial statements of the Company as of and for the three-months ended March 31, 2023 has been filed with the SEC or such later date as may be mutually agreed upon by the parties.

On June 7, 2023, the Transaction Agreement was further amended for certain pre-closing and other restructuring activities related to the Business Combination.

(2) Summary of Significant Accounting Policies

(a) Basis of Presentation

The unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the corresponding notes thereto included elsewhere in this proxy.

The consolidated financial statements include the accounts of Lux Vending, LLC and its wholly-owned and controlled subsidiaries: Mintz Assets, Inc., Express Vending, Inc., Intuitive Software, LLC, Digital Gold Ventures, Inc. (“Digital Gold”), and BitAccess Inc. Mintz Assets, Inc. is a holding company that holds the ownership of Express Vending, Inc. Express Vending, Inc. is a Canadian corporation whose business activities include owning and operating a network of BTM kiosks in Canada. Intuitive Software, LLC is a holding company that holds an 83.39% equity interest (through its ownership of Digital Gold) in BitAccess Inc., a Canadian corporation. Intercompany balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to, valuation of current and deferred income taxes, the determination of the useful lives of property and equipment, recoverability of intangible assets and goodwill, fair value of long-term debt, present value of lease liabilities and right-of-use assets, assumptions and inputs for fair value measurements used in business combinations, impairments of cryptocurrencies, and contingencies, including liabilities that the Company deems are not probable of assertion. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(c) Concentration of Credit Risk Arising from Cash Deposits in Excess of Insured Limits

The Company maintains cash in established U.S. and Canadian financial institutions that often will exceed federally insured limits. The Company has not experienced any losses in such accounts that are maintained at the financial institutions.

The Company maintains cash balances in its BTMs and in fiat wallets with cryptocurrency exchanges to facilitate the purchase and sale of cryptocurrencies. The cash balances in the BTMs are insured up to a specified limit. From time to time, the Company’s cash balance in the BTMs exceeds such limits. The Company had cash of $14,146,511 and $16,035,858 in BTMs at March 31, 2023 and December 31, 2022, respectively. Cash maintained in fiat wallets with cryptocurrency exchanges is not insured. The Company had $733,135 and $2,513,924 in cash with cryptocurrency exchanges as of March 31, 2023 and December 31, 2022, respectively.

A significant customer concentration is defined as one from whom at least 10% of annual revenue is derived. The Company had no significant customer concentration for three months ended March 31, 2023 and 2022.

(d) Cash and Cash Equivalents

Cash includes cash maintained at various financial institutions, cryptocurrency exchanges, and in BTMs owned and leased by the Company.

Cash equivalents represents cash in transit picked up by armored truck companies from the Company’s BTM machines but not yet deposited in the Company’s bank accounts. As of March 31, 2023 and December 31, 2022, the Company had cash in transit of $4,662,809 and $7,763,177, respectively. Management evaluates cash in transit based on outstanding cash deposits on cash picked up by the armored truck companies, historical cash deposits and cash that is lost during transit, which is immaterial.

(e) Cryptocurrencies

Cryptocurrencies are a unit of account that function as a medium of exchange on a respective blockchain network, and a digital and decentralized ledger that keeps a record of all transactions that take place across a peer-to-peer network. The Company’s cryptocurrencies primarily consisted of Bitcoin (“BTC”) as of and for three months ended March 31, 2023 and consisted primarily of BTC, Litecoin (“LTC”), and Ethereum (“ETH”) as of and for the year ended December 31, 2022 and are collectively referred to as “cryptocurrencies” in the consolidated financial statements. The Company primarily purchases cryptocurrencies to sell to customers.

The Company accounts for cryptocurrencies as indefinite-lived intangible assets in accordance with Accounting Standards Codification (“ASC”) 350, Intangibles - Goodwill and Other, and they are recorded on the Company’s consolidated Balance Sheets at cost, less any impairments. The Company has control and ownership of its cryptocurrencies which are stored in both the Company’s proprietary hot wallets and hot wallets hosted by a third-party, BitGo, Inc.

The primary purpose of the Company’s operations is to buy and sell Bitcoin using the BTM kiosk network and other services. The Company does not engage in broker-dealer activities. The Company uses various exchanges and liquidity providers to purchase, liquidate and manage its cryptocurrency positions; however, this does not impact the accounting for these assets as intangible assets.

Impairment

Because the Company’s cryptocurrencies are accounted for as indefinite-lived intangible assets, the cryptocurrencies are tested for impairment annually or more frequently if events or changes in circumstances

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

indicate it is more likely than not that the asset is impaired in accordance with ASC 350. The Company has determined that a decline in the quoted market price below the carrying value at any time during the assessed period is viewed as an impairment indicator because the cryptocurrencies are traded in active markets where there are observable prices. Therefore, the fair value is used to assess whether an impairment loss should be recorded. If the fair value of the cryptocurrency decreases below the initial cost basis or the carrying value during the assessed period, an impairment charge is recognized at that time in cost of revenue (excluding depreciation and amortization). After an impairment loss is recognized, the adjusted carrying amount of the cryptocurrency becomes its new accounting basis and this new cost basis will not be adjusted upward for any subsequent increase in fair value. For purposes of measuring impairment on its cryptocurrencies, the Company determines the fair value of its cryptocurrency on a nonrecurring basis in accordance with ASC 820, Fair Value Measurement, based on quoted (unadjusted) prices on the Coinbase exchange, the active exchange that the Company has determined is its principal market (Level 1 inputs).

The Company purchases cryptocurrencies, which are held in the Company’s hot wallets, on a just in time basis to facilitate sales to customers and mitigate exposure to volatility in cryptocurrency prices. The Company sells its cryptocurrencies to its customers from its BTM Kiosks, OTC and BDCheckout locations in exchange for cash, for a prescribed transaction fee applied to the current market price of the cryptocurrency at the time of the transaction, plus a predetermined markup. When the cryptocurrency is sold to customers, the Company relieves the adjusted cost basis of its cryptocurrency, net of impairments, on a first-in, first-out basis within cost of revenue (excluding depreciation and amortization). In the fourth quarter of 2022, the Company discontinued the sale of ETH and LTC to its customers.

During the year ended December 31, 2021, the Company purchased quantities of cryptocurrencies in excess of expected sales and began selling these cryptocurrencies to customers, on exchange or distributing to the Member during three months ended March 31, 2022. Upon disposition, the Company relieved the adjusted cost basis (net of impairments) of the cryptocurrencies with any gains recorded to cost of revenue (excluding depreciation and amortization).

The related cash flows from purchases and sales of cryptocurrencies are presented as cash flows from operating activities on the consolidated Statements of Cash Flows.

See Notes 2(i) and 2(j) to the consolidated financial statements for further information regarding the Company’s revenue recognition and cost of revenue related to the Company’s cryptocurrencies.

(f) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Finance leases are stated at the present value of the future minimum lease payments, less accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred. The cost of assets sold, retired, or otherwise disposed of, and the related accumulated depreciation are eliminated from their respective accounts and any resulting gain or loss is recognized in the consolidated Statements of Income and Comprehensive Income upon disposition.

Depreciation of property and equipment is determined using the straight-line method over the estimated useful lives of the assets, which are as follows:

Furniture and fixtures	7 years
Leasehold improvements	Lesser of estimated useful life or life of the lease
Kiosk machines - owned	5 years
Kiosk machines - leased	2-5 years
Vehicles	5 years

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Depreciation expense for the three months ended March 31, 2023 and 2022 totaled $2,421,857, and $4,426,921, respectively.

(g) Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset group to its fair value, which is normally determined through analysis of the future net cash flows expected to be generated by the asset group. If such asset group is considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the asset group exceeds the fair value of the asset group. There were no impairments of long-lived assets for the three months ended March 31, 2023 and 2022.

(h) Goodwill and Intangible Assets, net

Goodwill represents the excess of the consideration transferred over the estimated fair value of the acquired assets, assumed liabilities, and any noncontrolling interest in the acquired entity in a business combination. The Company tests for impairment at least annually, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying value. The Company performs their annual test for impairment as of December 31 at the reporting unit level. There was no impairment of goodwill for the three months ended March 31, 2023 and 2022.

Intangible assets, net consist of tradenames, customer relationships, and software applications. Intangible assets with finite lives are amortized over their estimated lives and evaluated for impairment when an event or change in circumstances occurs that warrants such a review. Management periodically evaluates whether changes to estimated useful lives of intangible assets are necessary to ensure its estimates accurately reflect the economic use of the related intangible assets.

(i) Revenue Recognition

Kiosks, BDCheckout and OTC

Revenue is principally derived from the sale of cryptocurrencies at the point-of-sale on transactions initiated by customers. These customer-initiated transactions are governed by terms and conditions agreed to at the time of each point-of-sale transaction and do not extend beyond the transaction. The Company charges a fee at the transaction level. The transaction price for the customer is the price of the cryptocurrency, which is based on the exchange value at the time of the transaction, plus a markup, and a nominal flat fee. The exchange value is determined using real-time exchange prices and the markup percentage is determined by the Company and depends on the current market, competition, the geography of the location of the sale, and the method of purchase.

The Company’s revenue from contracts with customers is principally comprised of a single performance obligation to provide cryptocurrencies when customers buy cryptocurrencies at a BTM kiosk, through BDCheckout or directly via an over-the-counter (OTC) trade. BDCheckout sales are similar to sales from BTM kiosks in that, customers buy cryptocurrencies with cash; however, the BDCheckout transactions are completed at the checkout counter of retail locations, initiated using the Bitcoin Depot mobile app instead of through the BTM kiosks. OTC sales are initiated and completed through the Company’s website. Regardless of the method by which the customer purchases the cryptocurrency, the Company considers its performance obligation satisfied when control of the cryptocurrency is transferred to the customer, which is at the point in time the cryptocurrency is transferred to the customer’s cryptocurrency wallet and the transaction validated on the blockchain.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The typical process time for our transactions with customers is 30 minutes or less. At period end, for reasons of operational practicality, the Company applies an accounting convention to use the date of the transaction, which corresponds to the timing of the cash received, for purposes of recognizing revenue. This accounting convention does not result in materially different revenue recognition from using the time the cryptocurrency has been transferred to the customer’s wallet and the transaction has been validated on the blockchain (see Note 5).

In a limited number of BTM kiosks, the Company has the technology to allow customers the ability to sell their cryptocurrencies to the Company. In these limited cases, the Company receives the customer’s cryptocurrencies in the Company’s hot wallet, and the kiosk dispenses USD to the selling customer. Because all orders are processed within a very short time frame (typically within minutes), no orders are pending when the customer receives cash upon completion of the transaction at the kiosk. Revenue is recognized at the time when the cash is dispensed to the customer. The cryptocurrencies received are initially accounted for at cost and reflected in Cryptocurrencies on the consolidated Balance Sheets, net of impairments.

Judgment is required in determining whether the Company is the principal or the agent in transactions with customers. The Company evaluates the presentation of revenue on a gross or net basis based on whether it controls the cryptocurrency before control is transferred to the customer (gross) or whether it acts as an agent by arranging for other customers on the platform to provide the cryptocurrency to the customer (net). The Company controls the cryptocurrency before control is transferred to the customer, has ownership risk related to the cryptocurrency (including market price volatility), sets the transaction fee to be charged, and is responsible for transferring the cryptocurrency to the customer upon purchase. Therefore, the Company is the principal in transactions with customers and presents revenue and cost of revenue (excluding depreciation and amortization) from the sale of cryptocurrencies on a gross basis.

Software Services

The Company, through its subsidiary BitAccess, generates revenue from contracts with third-party BTM operators to provide software services that enables these customers to operate their own BTM kiosks and facilitate customer cash-to-cryptocurrency transactions. In exchange for these software services, the Company earns a variable fee equal to a percentage of the cash value of the transactions processed by the kiosks using the software during the month, paid in BTC. The Company has determined that the software services are a single, series performance obligation to provide continuous access to the transaction processing system that is simultaneously provided to and consumed by the customer. Each day of the service periods comprises a distinct, stand-ready service that is substantially the same and with the same pattern of transfer to the customer as all the other days. The Company allocates the variable service fees earned to each distinct service period on the basis that (a) each variable service fee earned relates specifically to the entity’s efforts to provide the software services during that period and (b) allocation of the variable fee entirely to the distinct period in which the transaction giving rise to the fee occurred is consistent with the allocation objective in ASC 606. Accordingly, the Company allocates and recognizes variable software services revenue in the period in which the transactions giving rise to the earned variable fee occur.

BitAccess also generates revenue by selling kiosk hardware to BTM operators in exchange for cash. Hardware revenue is recognized at a point-in-time when the hardware is shipped to the customer and control is transferred to the customer. When customers pay in advance for the kiosk hardware, the Company records deferred revenue until the hardware is delivered and control is transferred to the customer. Hardware and software services are generally sold separately from each other and are distinct from each other.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Company has considered whether its contracts with BitAccess customers for software services are themselves derivative contracts or contain an embedded derivative in accordance with ASC 815 - Derivatives and Hedging, because the Company elects to receive BTC as payment for these software fees. The Company determined that the contracts are not themselves derivative contracts in their entirety but do contain an embedded derivative for the right to receive the USD denominated receivable in BTC as settlement. Due to the immaterial amount of BTC not received as settlement of receivables from customers at each month end and because the fair value of the embedded derivative was determined to be de minimis, the Company has not separately disclosed the fair value of the embedded derivative in the Company’s consolidated financial statements.

(j) Cost of Revenue (excluding depreciation and amortization)

The Company’s cost of revenue consists primarily of direct costs related to selling cryptocurrencies and operating the Company’s network of kiosks. The cost of revenue (excluding depreciation and amortization) caption includes cryptocurrency expenses, floorspace expenses, and kiosk operations expenses.

Cryptocurrency expenses

Cryptocurrency expenses include the cost of cryptocurrencies, fees paid to obtain cryptocurrencies, impairment of cryptocurrencies, gains on sales of cryptocurrencies on exchange, fees paid to operate the software on the BTM kiosks, and fees paid to transfer cryptocurrencies to customers.

Floorspace lease expenses

Floorspace lease expenses include lease expense for short-term, cancellable floorspace leases related to the placement of BTM kiosks in retail locations.

Kiosk Operations expenses

Kiosk operations expenses include the cost of kiosk repair and maintenance and the cost of armored trucks to collect and transport cash deposited into the BTM kiosks.

The Company presents cost of revenue in the consolidated Statements of Income and Comprehensive Income exclusive of depreciation related to BTM kiosks and amortization of intangible assets related to software applications, tradenames and customer relationships.

(k) Advertising

The Company expenses advertising costs as incurred. Advertising expenses were $1,150,789 and $756,217 for the three months ended March 31, 2023 and 2022, respectively, and are included in general, selling and administrative expenses in the consolidated Statements of Income and Comprehensive Income.

(l) Foreign Currency

The functional currency of the Company is the U.S. Dollar. The functional currency of Express Vending, Inc. is the Canadian Dollar. All revenue, cost and expense accounts are translated at an average of exchange rates in effect during the period. Assets and liabilities recorded in foreign currencies are translated at the exchange rate as of the balance sheet date. The resulting translation adjustments are recorded as a separate component of Member’s equity, identified as accumulated other comprehensive loss. As a result of the continued integration of

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

BitAccess (the Company’s controlled Canadian Subsidiary) during 2022, the Company determined that the functional currency was the U.S. dollar. Accordingly, assets and liabilities of BitAccess, Inc. are remeasured into U.S. dollars at the exchange rates in effect at the reporting date with differences recorded as transactions gains and losses within other income (expense), net within the Statement of Income and Comprehensive Income.

(m) Income Taxes

Since its formation, Lux Vending, LLC. has been taxed as an S Corporation. On November 13, 2020, the sole Member of Lux Vending, LLC contributed 100% of its LLC interest into a newly formed Corporation, BT Assets, Inc. On November 13, 2020, BT Assets, Inc. elected to be taxed as an S Corporation and the Company elected to be taxed as an S Corporation subsidiary.

Mintz Assets, Inc., is treated as a corporation for federal income tax purposes. Intuitive Software, LLC., and its wholly owned subsidiary, Digital Gold, are treated as corporations for federal income tax purposes. BitAccess Inc., and Express Vending, Inc., are taxed as a Canadian corporation. For the three months ended March 31, 2023 and 2022, there was no activity for Mintz Assets, Inc., Intuitive Software, LLC and Digital Gold. As such, there were no federal income taxes for these entities.

Deferred taxes are recognized for future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of any tax rate change on deferred taxes is recognized in the period that includes the enactment date of the tax rate change. Realization of deferred tax assets is assessed on an annual basis and, unless a deferred tax asset is more likely than not to be utilized, a valuation allowance is recorded to write down the deferred tax assets to their net realizable value.

In assessing the realizability of deferred income tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those deductible temporary differences reverse. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. For Express Vending, Inc. it is more-likely-than-not that future taxable income will not be generated to recognize the deferred tax asset. As such, the Company has recorded a full valuation allowance to offset the deferred tax asset.

(n) Fair Value of Financial Instruments

Certain assets and liabilities are reported or disclosed at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the Company’s principal market for such transactions. If the Company has not established a principal market for such transactions, fair value is determined based on the most advantageous market. The Company uses a three-level hierarchy that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques. The three levels of the fair value hierarchy are described below:

• Level 1:	Quoted (unadjusted) prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

• Level 2:	Inputs other than quoted prices that are either directly or indirectly observable, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

• Level 3:

Inputs that are generally unobservable, supported by little or no market activity, and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

The categorization of an asset or liability within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The valuation techniques used by the Company when measuring fair value maximize the use of observable inputs and minimize the use of unobservable inputs.

(o) Share-Based Compensation

The Company maintains an equity award plan under which the officers and employees of BitAccess may be awarded various types of share-based compensation, including options to purchase shares of BitAccess’ common stock and restricted stock units. The Company recognizes share-based compensation expense associated with these awards on a straight-line basis over the award’s requisite service period (generally the vesting period). For stock options, share-based compensation expense is based on the fair value of the awards on the date of grant, as estimated using the Black-Scholes option pricing model. For restricted stock units, the share-based compensation expense is based on the estimated fair value of BitAccess’ common stock on the date of grant. Forfeitures are accounted for at the time the forfeiture occurs. See Note 13 for further information regarding the equity award plan, related share-based compensation expense and assumptions used in determining the fair value of the awards.

(p) Segment Reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (the “CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s Chief Executive Officer is the Company’s CODM. The CODM reviews financial information presented on a global, consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has determined that it operates as one operating segment and one reportable segment.

(q) Earnings Per Share

Earnings per share information has not been presented for the three months ended March 31, 2023 and 2022 as the information would not be meaningful to the users based on the Company’s ownership structure as of the date of these unaudited consolidated financial statements.

(r) Litigation

The Company assesses legal contingencies in accordance with ASC 450 - Contingencies and determines whether a legal contingency is probable, reasonably possible or remote. When contingencies become probable and can be reasonably estimated, the Company records an estimate of the probable loss. When contingencies are considered probable or reasonably possible but cannot be reasonably estimated, the Company discloses the contingency when the probable or reasonably possible loss could be material. Legal costs are expensed in the period in which the costs are incurred.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(3) Recent Accounting Pronouncements

Accounting Pronouncement Adopted

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers,” which requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination as if the acquiring entity had originated the contracts. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. The Company adopted this accounting standard effective January 1, 2023 with no impact on the consolidated financial statements.

In September 2022, the FASB issued ASU 2022-04, “Liabilities—Supplier Finance Programs (Subtopic 405-50): Disclosure of Supplier Finance Program Obligations,” which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose sufficient information about the program. The amendments do not affect the recognition, measurement or financial statement presentation of obligations covered by supplier finance programs. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, except for the amendment on roll-forward information, which is effective for fiscal years beginning after December 15, 2023. The Company adopted this accounting standard effective January 1, 2023 with no impact on the consolidated financial statements.

Accounting Pronouncement Pending Adoption

In June 2022, the FASB issued ASU 2022-03, “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions,” which clarifies that contractual sale restrictions are not considered in measuring fair value of equity securities and requires additional disclosures for equity securities subject to contractual sale restrictions. The standard is effective for public companies for fiscal years beginning after December 15, 2023. Early adoption is permitted. The Company is still assessing the impact if any, on the consolidated financial statements.

(4) Related Party Transactions

During the three months ended March 31, 2023, the Company distributed to its Member 112.4 LTC and 7.5 ETH with a total cost basis of $22,364. During the three months ended March 31, 2022, the Company distributed to its member 1,550 ETH with a total cost basis of $ 2,509,693. These non-cash distributions are reflected in the consolidated Statements of Changes in Member’s Equity.

As of March 31, 2023 and December 31, 2022, the Company did not have any amounts due from or to the Member for any transactions on the Consolidated Balance Sheets. In addition, there was no impact of the related party transactions on the Consolidated Statements of Income and Comprehensive Income for the three months ended March 31, 2023 and 2022.

Total cash distributions made to the Member during the three months ended March 31, 2023 and March 31, 2022 were $482,139 and $3,621,525, respectively and are classified as cash outflows from financing activities in the Consolidated Statement of Cash Flows.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(5) Revenue

Revenue disaggregated by revenue stream is as follows for the three months ended March 31:

	2023	2022
BTM Kiosks	$163,025,366	$151,180,790
BDCheckout	360,376	—
OTC	—	2,080,000
Company Website	79,690	30,408
Software Services	137,492	1,010,314
Hardware Revenue	—	222,807

Total Revenue	$163,602,924	$154,524,319

The net impact to revenue arising from cryptocurrency transactions where control did not transfer to the customer was a reduction in revenue of $103,587 and $161,229 for the three months ended March 31, 2023 and 2022, respectively.

(6) Cost of Revenue (Excluding Depreciation and Amortization)

Cost of Revenue (excluding depreciation and amortization) is comprised of expenses associated with selling of cryptocurrencies and operating the Company’s BTM kiosks, excluding depreciation and amortization. The following table presents cost of revenue (excluding depreciation and amortization) by category for the three months ended March 31:

	2023	2022
Cryptocurrency expenses	$127,660,684	$127,339,847
Floorspace lease expenses	9,032,306	10,188,657
Kiosk operations expenses	4,607,375	3,740,755

Total Cost of Revenue (excluding depreciation and amortization reported separately)	$141,300,365	$141,269,259

The following table presents the components of cryptocurrency expenses for the three months ended March 31:

	2023	2022
Cost of Cryptocurrency (1) - BTM Kiosk	$127,090,327	$124,453,159
Cost of Cryptocurrency (1) - OTC	—	1,958,110
Cost of Cryptocurrency (1) - BDCheckout	308,653	—
Software Processing Fees	204,752	855,687
Exchange Fees	18,539	33,085
Mining Fees	32,988	39,806
Software Processing Fee - BDCheckout	5,425	—

Total cryptocurrency expenses	$127,660,684	$127,339,847

(1)

Cost of Cryptocurrency includes impairment losses recognized on cryptocurrencies net of any gains recognized from sales of cryptocurrencies on an exchange. Impairment of $2,186,794 and $3,225,958, were offset by gains from the sale of cryptocurrencies on exchange of $0 and $989,084 for the three months ended March 31, 2023 and 2022 respectively.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The Company presents cost of revenue in the consolidated Statements of Income and Comprehensive Income exclusive of depreciation related to BTM kiosks and amortization of intangible assets related to software applications, tradenames and customer relationships.

The following table reconciles amounts excluded from the cost of revenue (excluding depreciation and amortization) caption in the consolidated Statements of Income and Comprehensive Income included in total depreciation and amortization expense in the consolidated Statements of Income and Comprehensive Income for the period presented:

	2023	2022
Depreciation of owned BTM kiosks	$681,396	$712,636
Depreciation of leased BTM kiosks	1,662,811	3,688,205
Amortization of intangible assets	373,709	373,198

Total depreciation and amortization excluded from cost of revenue	2,717,916	4,774,039

Other depreciation and amortization included in operating expenses	77,650	26,080

Total depreciation and amortization	$2,795,566	$4,800,119

(7) Fair Value Measurements

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company did not have any assets or liabilities measured at fair value on a recurring basis as of March 31, 2023 and December 31, 2022.

Contingent Consideration

The following table presents the changes in the estimated fair value of the contingent consideration liability measured using significant unobservable inputs (Level 3):

	Three Months Ended March 31, 2023	Year ended December 31, 2022
Balance, beginning of period / year	$1,840,708	$2,879,000
Change in fair value during the period / year	69,341	961,708
Payment made during the period / year	—	(2,000,000)

Balance, end of period / year	$1,910,049	$1,840,708

Contingent consideration related to the BitAccess acquisition in July 2021 was measured at the probability-weighted fair value at the date of acquisition which was estimated by applying an income valuation approach based on Level 3 inputs consisting primarily of a discount rate and probability of achieving the performance metrics. During the year end December 31, 2022, the Company made the first year payment of $2,000,000 to the former owners of BitAccess as the performance conditions were determined to have been met. In addition, the Company amended the contingent consideration arrangement to remove the performance conditions for the second year payment such that the full $2,000,000 related to the second year payment will be

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

paid out in accordance with the agreement on July 31, 2023. As such, the contingent consideration liability as of March 31, 2023 and December 31, 2022 is no longer a Level 3 fair value measurement as the contingency has been removed. The current portion of the contingent consideration due has been recorded in earn-out liability, current, in the accompanying consolidated Balance Sheet as of March 31, 2023 and December 31, 2022 at present value using a 15% discount rate. The change in fair value of the contingent consideration is recognized in interest expense in the consolidated Statements of Income and Comprehensive Income for the three months ended March 31, 2023 and 2022. The difference between the recorded fair value of the payments and the ultimate payment amounts was not material to any period.

Assets and Liabilities Measured at Fair Value on a Non-recurring Basis

The Company’s non-financial assets, such as goodwill, intangible assets, property and equipment, operating lease right-of-use assets, and cryptocurrencies are adjusted down to fair value when an impairment charge is recognized. Certain fair value measurements are based predominantly on Level 3 inputs. No impairment charges related to goodwill, intangible assets, operating lease right-of-use assets and property and equipment have been recognized for the three months ended March 31, 2023 and 2022. Fair value of cryptocurrencies are based on Level 1 inputs. The carrying value of the Company’s cryptocurrency reflects any impairment charges recorded since its purchase or receipt.

Assets and Liabilities Not Measured and Recorded at Fair Value

The Company considers the carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses (excluding contingent consideration) in the consolidated financial statements to approximate fair value due to their short maturities.

The Company estimates the fair value of its fixed-rated notes payable based on quoted prices in markets that are not active, which is considered a Level 2 valuation input. As of March 31, 2023, the estimated fair value of the fixed-rated note was approximately $37,218,000 and the carrying value was $35,476,618.

(8) Member’s Equity

Articles of Incorporation

Under the articles of incorporation, all of the Company’s membership interest was held by an individual member. On November 13, 2020, the individual member of the Company contributed 100% of the interest held into a newly formed Corporation, BT Assets, Inc. (the “sole Member”), which is 100% owned by the individual member. On November 13, 2020, BT Assets, Inc. elected to be taxed as an S Corporation and the Company elected to be taxed as an S Corporation subsidiary of BT Assets, Inc. The Company can make distributions in cash or other property to the Member at the sole discretion of the Member.

Noncontrolling Interest

In July 2021, the Company obtained a controlling interest in BitAccess Inc. in a business combination. The un-affiliated interest in BitAccess Inc. is reported as Noncontrolling interest in subsidiary in the accompanying consolidated financial statements. As of March 31, 2023 and December 31, 2022, the noncontrolling interest ownership was 16.61% and 15.31%, respectively.

The Noncontrolling interest has certain rights as defined in the Amended and Restated Shareholders Agreement, including the right, but not the obligation, to cause the Company to purchase the noncontrolling interest

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

immediately prior to a liquidity event (as defined in the Amended and Restated Shareholders Agreement) at the fair value of the noncontrolling interest as of the liquidity event. The right is not mandatorily redeemable. The Company also holds a right, but not an obligation, to cause the noncontrolling interest holders to sell the noncontrolling interest under the same conditions.

(9) Cryptocurrencies

Cryptocurrencies are accounted for as an indefinite-lived intangible assets and are recognized at cost, net of impairment losses. Impairments are recorded whenever the fair value of the cryptocurrency decreases below its carrying value at any time during the period from acquisition. After an impairment loss is recognized, the adjusted carrying amount of the cryptocurrency becomes its new accounting basis and this new adjusted cost basis will not be adjusted upward for any subsequent increase in fair value.

The carrying values of cryptocurrencies were the following at March 31, 2023 and December 31, 2022:

Cryptocurrency	March 31, 2023	December 31, 2022
BTC	$400,889	$522,987
ETH	1,221	8,990
LTC	—	7,919

	$402,110	$539,896

The following table presents additional information about the adjusted cost basis of cryptocurrencies:

March 31, 2023	BTC	ETH	LTC	Total
Beginning balance	$522,987	$8,990	$7,919	$539,896
Purchases or receipts of cryptocurrencies	127,530,116	3,971	3,088	127,537,175
Cost of cryptocurrencies sold or distributed	(125,465,421)	(11,740)	(11,007)	(125,488,168)
Impairment of cryptocurrencies	(2,186,794)	—	—	(2,186,794)

Ending Balance	$400,889	$1,221	$—	$402,110

March 31, 2022	BTC	ETH	LTC	Total
Beginning balance	$563,076	$5,988,565	$6,112	$6,557,753
Purchases or receipts of cryptocurrencies	128,388,240	205,890	847,249	129,441,379
Cost of cryptocurrencies sold or distributed	(126,274,784)	(2,769,841)	(836,106)	(129,880,731)
Impairment of cryptocurrencies	(1,860,960)	(1,358,020)	(6,978)	(3,225,958)

Ending Balance	$815,572	$2,066,594	$10,277	$2,892,443

Purchases of cryptocurrencies represent the cash paid by the Company to purchase cryptocurrencies on various exchanges and from liquidity providers and related transaction costs to acquire the cryptocurrencies, as well as any receipts of cryptocurrency sold to Bitcoin Depot by customers to the Company at the kiosks and paid to the Company for software services revenue. Costs of cryptocurrencies sold or distributed represents the cost basis of purchased cryptocurrencies, net of impairment costs recorded through the date of disposition.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(10) Goodwill and Intangible Assets, net

Intangible assets, net were comprised of the following at March 31, 2023:

	Estimated life	Cost Basis	Accumulated Amortization	Net	Remaining Weighted-Average Amortization Period
Tradenames	5 years	1,233,000	(423,115)	809,885	3.29
Customer relationships	5 years	2,574,000	(883,292)	1,690,708	3.29
Software applications	5 years	3,771,000	(1,294,053)	2,476,947	3.29

		$7,578,000	$(2,600,460)	$4,977,540

Intangible assets, net were comprised of the following at December 31, 2022:

	Estimated life	Cost Basis	Accumulated Amortization	Net	Remaining Weighted-Average Amortization Period
Tradenames	5 years	1,233,000	(362,310)	870,690	3.54
Customer relationships	5 years	2,574,000	(756,355)	1,817,645	3.54
Software applications	5 years	3,771,000	(1,108,086)	2,662,914	3.54

		$7,578,000	$(2,226,751)	$5,351,249

Amortization expense related to the intangibles with estimated lives of five years totaled $373,709 and $373,198 for the three months ended March 31, 2023 and 2022, respectively, and is included in depreciation and amortization in the consolidated Statements of Income and Comprehensive Income.

Estimated future amortization expense as of March 31, 2023 approximately as follows:

Amount
2023 (for the remainder of)	$1,141,891
2024	1,515,600
2025	1,515,600
2026	804,449

$4,977,540

There was no change in the amount of goodwill from December 31, 2022 to the three months ended March 31, 2023.

(11) Note Payable

On December 21, 2020, the Company entered into a $25,000,000 credit agreement with a financial institution which is subject to annual interest at a rate of 15% per annum (the “Note”). In 2021, the Note was amended to provide an additional $15,000,000 to fund the acquisition of BitAccess Inc. In March 2022, the Note was amended to provide an additional term loan in an aggregate principal amount of $5,000,000. The Company is required to make monthly interest payments and fixed principal payments every six months beginning on July 15, 2021 through December 15, 2024. The Note matures on December 15, 2024, at which time, any

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

outstanding principal balance and any accrued interest become due. The Note is collateralized by substantially all of the assets of the Company and is guaranteed by BT Assets, Inc. (the sole Member of the Company), Mintz Assets, Inc., Express Vending, Inc., Intuitive Software, LLC, Digital Gold Ventures, Inc. and BitAccess Inc. The Company is subject to certain financial covenants contained in the Note, which require the Company to maintain certain cash balances, a minimum consolidated cash interest coverage ratio, and a maximum consolidated total leverage ratio, in addition to customary administrative covenants.

Note payable consisted of the following as of March 31, 2023 and December 31, 2022:

	March 31, 2023	December 31, 2022
Note payable	37,169,000	39,419,000
Less: unamortized deferred financing costs	(1,692,382)	(1,847,358)

Total Note payable	35,476,618	37,571,642
Less: current portion of note payable	(8,500,000)	(8,050,000)

Note payable, net of current portion	$26,976,618	$29,521,642

At March 31, 2023, aggregate future principal payments are as follows:

Amount
2023	$8,500,000
2024	28,669,000

$37,169,000

Subsequent to March 31, 2023, the Company amended the Note. See Note 18.

(12) Income Taxes

The Company’s income tax benefit for the three months ended March 31, 2023 was $621,841 compared to income tax expense of $311,331 for the three months ended March 31,2022. The Company’s effective tax rate was -11.40% for the three months ended March 31, 2023 and -10.17% for the three months ended March 31,2022. The increase to income tax benefit was primarily due to share based payments and net operating losses in BitAccess.

The Company’s statutory U.S. federal income tax rate is 0% as Lux Vending, LLC is taxed as S corporation. The effective tax rate differs from the statutory U.S. federal rate of 21% primarily because of the election to be taxed as an S corporation and is also driven by the operating losses in foreign entities. The operating losses in BitAccess Inc. are expected to be recoverable in future years based on the projected financial results for BitAccess Inc. The net operating losses in Express Vending, Inc. are not expected to be recoverable in future years. Therefore, a full valuation allowance has been recorded in the amount of $238,566 for the three months ended March 31, 2023.

(13) Share-Based Compensation

BitAccess maintains a stock option plan for its employees under the Amended and Restated Stock Option Plan, (the “Plan”). Pursuant to the Plan agreement, awards of stock options and restricted stock units (“RSU”) are permitted to be made to employees and shareholders of BitAccess. As of March 31, 2023, all awards under the Plan had been issued.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The options generally vest over a two-year period following the one-year anniversary of the date of grant and expire not more than 10 years from the date of grant.

A summary of the Company’s stock option activity and related information is as follows:

	Options	Weighted-average exercise price	Weighted-average remaining contractual term	Weighted-average grant-date fair value
Outstanding at January 1, 2023	106,938	$0.59	8.73	$4.26
Granted	39,600	2.86	9.76	3.05
Exercised	(38,562)	—	—	4.44
Forfeited	—	—	—	—

Outstanding at March 31, 2023	107,976	$2.08	9.15	$3.09

Vested at March 31, 2023	2,063	$2.86	—	$3.02

	Options	Weighted-average exercise price	Weighted-average remaining contractual term	Weighted-average grant-date fair value
Outstanding at January 1, 2022	308,253	$—	9.55	$4.44
Granted	84,380	2.86	9.34	3.10
Exercised	(240,195)	—	—	4.44
Forfeited	(45,500)	(2.86)	—	(3.10)

Outstanding at December 31, 2022	106,938	$0.59	8.73	$4.26

Vested at December 31, 2022	1,719	$2.86	—	$3.02

The RSUs generally vest over a two-year period beginning following the one-year anniversary of the date of grant and expire not more than 10 years from the date of grant. A summary of the Company’s restricted stock award activity is as follows:

Restricted Stock Units
Outstanding at January 1, 2023	81,142
Exercised	(23,308)

Outstanding at March 31, 2023	57,834

Outstanding at January 1, 2022	237,600
Exercised	(156,458)

Outstanding at December 31, 2022	81,142

The Company recognized compensation expense of $191,201 and $302,988 during the three months ended March 31, 2023 and 2022, respectively, and it is included in selling, general and administrative expenses in the consolidated Statements of Income and Comprehensive Income. As of March 31, 2023, there was $747,533 of unrecognized compensation expense related to unvested share options and nonvested restricted shares.

Phantom Equity Participation Plan

The Company has a Phantom Equity Participation Plan dated July 25, 2021 (the “Phantom Plan”) for certain employees. The Phantom Plan awards eligible participants performance units entitling the holder to receive cash

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

payments contingent upon certain qualifying events. The performance units vest according to the terms approved in the Phantom Plan, contingent upon the employee remaining continuously in service with the Company through the date of the qualifying event. Total units available to be issued under the plan were 15,000, and total units issued were 1,200 as of March 31, 2023 and 1,400 as of December 31, 2022. The Company does not record any liability or expense for payments until the qualifying event is probable to occur and as such, no liability was recorded as of March 31, 2023 and December 31, 2022, respectively, and no expense for payments was recorded for the three months ended March 31, 2023 and 2022.

(14) Defined Contribution Plan

The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code. Employees who are over the age of 21 years are eligible to participate in the plan. Eligible employees may elect to defer a percentage of eligible compensation, which is subject to an annual limit of the lesser of 90% of eligible compensation or the maximum limit set by the IRS. The Company matches employee contributions up to a maximum of 50% of the participant’s compensation deferral, limited to 6% of the employee’s compensation. For the three months ended March 31, 2023 and 2022, the Company made contributions of $55,828 and $51,965, respectively, to the plan. These expenses are included in selling, general and administrative expenses in the consolidated Statements of Income and Comprehensive Income.

(15) Significant Vendor

For the three months ended March 31, 2022, the Company had a significant vendor from which they purchased substantially all of their kiosks, and from which the Company licenses software which is embedded in the kiosks to facilitate cryptocurrency transactions. For the three months ended March 31, 2023 and 2022, the Company purchased software services of $176,162 and $808,444 respectively, which are included in cost of revenue in the consolidated Statements of Income and Comprehensive Income. The accounts payable balance included $0 and $0 related to this vendor at March 31, 2023 and December 31, 2022, respectively.

During 2022, the Company migrated substantially all of its legacy BTM kiosks from the third-party vendor to its BitAccess software platform. As of March 31, 2023 and December 31, 2022, the Company no longer has a significant vendor relationship where the Company is dependent on an external party for software services related to its BTMs.

(16) Leases

The Company adopted Topic 842 effective January 1, 2022 using the modified retrospective transition approach. The Company has utilized the effective date transition method and accordingly is not required to adjust its comparative period financial information for effects of Topic 842. However, Topic 842 requires a Company to continue to disclose comparative period financial information under the previous leasing guidance. The Company has elected to adopt practical expedients which permits it to not reassess its prior conclusions about lease identification, lease classification and initial direct cost under the new standard. The Company elected not to recognize ROU assets and lease liabilities for leases with terms of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. The Company recognizes a lease liability and an ROU asset at the commencement date of each lease. For operating and finance leases, the lease liability is initially measures at the present value of the unpaid lease payments at the lease commencement date. The lease liability is subsequently measured at amortized cost using the effective-interest method. The ROU asset is initially measured at cost,

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

which comprises the initial amount of the lease liability adjusted for lease payments made at or before lease commencement date, plus any initial direct costs incurred less any lease incentives received. Variable payments are included in the future lease payments when those variable payments are included in the future lease payment when those variable payments depend on an index or a rate. The discount rate is the implicit rate, if it is readily determinable, or the Company’s incremental borrowing rate. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment. The Company recognizes lease costs associated with short-term leases on a straight-line basis over the lease term. When contracts contain lease and nonlease components, the Company accounts for both components as a single lease component.

On adoption, the Company recognized operating lease liabilities of $617,491 with corresponding right-of-use (“ROU”) assets of $383,723 which is the net of operating lease liabilities on adoption and deferred rent liability of $233,768 at January 1, 2022. As part of the Topic 842 adoption, the Company reclassified existing capital lease obligations to finance lease obligations, which are presented as current installments of obligations under finance leases and obligation under leases, noncurrent on the consolidated Balance Sheets. There was no impact on the Statements of Changes in Member’s Equity for the adoption of Topic 842.

Floorspace leases

The Company has obligations as a lessee for floorspace. These leases meet the short-term lease criteria as the floorspace leases generally are cancellable by the Company with a 30 day or less notice. Accordingly, the Company has applied the practical expedient that allows the Company to recognize short-term lease payments on a straight-line basis over the lease term on the consolidated Statements of Income and Comprehensive Income and did not record ROU assets and lease liabilities for floorspace leases as of 2023.

Office space leases

The Company has obligations as a lessee for office space under a noncancellable lease arrangement that expires in May 2025, with options to renew up to five years. Payments due under the lease contracts include mainly fixed payments. The lease for the office space is classified as operating lease in accordance with Topic 842.

BTM kiosk leases

The Company has obligations as a lessee for BTM kiosks. The leases for the BTM kiosks are classified as finance leases in accordance with Topic 842 that expire on various dates through December 2024. The BTM kiosk lease agreements are for two or three year terms and include various options to either renew the lease, purchase the kiosks or exercise a bargain option to purchase the kiosk at the end of the term.

During the year end December 31, 2022, the Company amended an existing lease agreement with a lessor through various amendments. Under these amendments, the Company extended the lease term and revised the purchase option to include a purchase requirement at the end of the lease term. Under the payment schedule, the Company will pay $1,942,558 of the purchase price over 24 months beginning in January 2023 and will pay the remaining $6,972,662 under the following payment schedule: (a) $1,914,280 payable on April 2023; (b) $2,537,611 payable on July 2023; (c) $1,251,430 payable on October 2023; and (d) $1,269,341 payable on January 2024. As a result of the modification, the Company remeasured its finance lease assets and liabilities on the dates of the modifications. The remeasurement increased net book value of the BTM kiosk by $8,905,378, increased the finance liability by $9,077,278 at December 31, 2022. When the Company purchases the assets at the end of the finance lease, these assets will be amortized over the remaining useful life.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On March 31, 2023, the Company terminated an existing lease arrangement with a lessor and simultaneously entered into a new lease arrangement with a new lessor for 689 BTMs. Under this agreement, the new lessor agreed to purchase the BTM’s from the original lessor. Upon the termination of the original agreement, the Company removed the remaining right-of-use asset and the finance lease liability of $2,446,809 and $1,914,280, respectively and recognized a loss of $532,529 recorded in other (expense) income in the consolidated Statement of Income and Comprehensive Income. The new lease commenced on March 31, 2023 and has a 3 year noncancellable period. Total fixed payments due on an undiscounted basis over the 3 year noncancellable period of the lease are $2,379,600. The Company will acquire the assets for a bargain purchase price of $1 at the end of the term. Due to the bargain purchase option, the Company classified the new lease as a finance lease. The Company recognized a finance lease liability of $1,914,280 discounted at an interest rate implicit in the lease and a corresponding right-of-use asset of $1,914,280.

The components of the lease expense are as follows for the three months ended:

	March 31, 2023	March 31, 2022
Finance lease expense:
Amortization of right-of-use-assets	$2,215,218	$3,688,205
Interest on lease liabilities	1,107,046	1,414,713

Total finance lease expense	3,322,264	5,102,918
Operating lease expense	52,718	58,673
Short-term lease expense	9,032,306	10,188,657

Total lease expense	$12,407,288	$15,350,248

	March 31, 2023	March 31, 2022
Other information:
Operating cash flows used for finance leases	(1,107,046)	(1,414,713)
Operating cash flows used for operating leases	(57,103)	(55,442)
Financing cash flows used for finance leases	(3,154,007)	(4,102,389)
Weighted-average remaining lease term - finance leases	1.82	2.66
Weighted-average remaining lease term - operating leases	2.17	3.17
Weighted-average discount rate - finance leases	18.5%	17.3%
Weighted-average discount rate - operating leases	15.0%	15.0%

Maturities of the lease liability under the noncancellable operating lease as of March 31, 2023 are as follows:

Operating Leases
2023 (for the remainder of)	$171,308
2024	235,281
2025	100,968

Total undiscounted lease payments	507,557
Less: imputed interest	(71,904)

Total operating lease liability	435,653
Less: operating lease liabilities, current	(230,128)

Operating lease liabilities, net of current portion	$205,525

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Maturities of the lease liability under the noncancellable finance leases as of March 31, 2023 are as follows:

Finance Leases
2023 (for the remainder of)	$16,385,978
2024	7,133,746
2025	793,201
2026	198,300

Total undiscounted lease payments	24,511,225
Less: imputed interest	(3,088,186)

Total finance lease liability	21,423,039
Less: current installments of obligations under finance leases	(16,036,083)

Obligations under finance leases, excluding current installments	$5,386,956

(17) Commitments and Contingencies

Litigation

From time to time in the regular course of its business, the Company is involved in various lawsuits, claims, investigations and other legal matters. Except as noted below, there are no material legal proceedings pending or known by the Company to be contemplated to which the Company is a party or to which any of its property is subject.

The Company believes that adequate provisions for resolution of all contingencies, claims and pending litigation have been made for probable losses that are reasonably estimable. These contingencies are subject to significant uncertainties and the Company is unable to estimate the amount or range of loss, if any, in excess of amounts accrued. The Company does not believe that the ultimate outcome of these actions will have a material adverse effect on its financial condition but could have a material adverse effect on its results of operations, cash flows or liquidity in a given quarter or year.

On January 13, 2023, Canaccord Genuity Corp. (“Canaccord”) commenced proceedings against the Company by filing a claim with the Superior Court of Justice in Toronto, Ontario which named Lux Vending, LLC as the defendant. Canaccord is a financial services firm in Canada that the Company previously had hired to perform advisory services related to a potential initial public offering in Canada or sales transaction. The claim asserts that Lux Vending, LLC breached the contract by terminating the contract to avoid paying fees for their services and that Canaccord is entitled to $22.3 million in damages equivalent to the fees alleged to be payable for breach of contract that would have been owed upon the closing of a transaction to acquire control, the sale of substantially all the Company’s assets, or a merger transaction pursuant to the previously terminated engagement letter for advisory services. Canaccord proposes that the amount of fees would be calculated on the total cash transaction value of the business combination of $880.0 million. The claim also seeks an award for legal and other costs relating to the proceeding. Apart from the initial exchange of pleadings, as of April 14, 2023, no further steps have been taken in the proceeding.

Bitcoin Depot does not believe the allegations made against it are valid and intends to vigorously defend against them. The range of potential loss related to the identified claim is between $0 and $22.3 million, the amount of damages that Canaccord is seeking in the lawsuit. The additional costs mentioned in the claim are not able to be estimated at this time.

LUX VENDING, LLC (DBA BITCOIN DEPOT)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Financial and tax regulations

Legislation or guidance may be issued by U.S. and non-U.S. governing bodies, including Financial Crimes Enforcement Network (“FinCen”) and the Internal Revenue Service (“IRS”), that may differ significantly from the Company’s practices or interpretation of the law, which could have unforeseen effects on our financial condition and results of operations, and accordingly, the related impact on our financial condition and results of operations is not estimable. Prior to 2022, the IRS concluded an examination of the Company related to certain regulatory reporting requirements related to cryptocurrency sales to certain customers. Based on the outcome of the examination, the Company has concluded it is not probable that any fines or penalties will be assessed against the Company. As a result, no accrual has been recorded in the accompanying consolidated financial statements.

(18) Subsequent Events

On May 2, 2023 and May 4, 2023, the Company amended its Note with its lender. Pursuant to the May 2, 2023 amendment, the accelerated repayment feature in the event of a business combination transaction or a change in control transaction was extended to August 15, 2023, contingent upon the closing of the business combination, to allow for a negotiation of the repayment schedule. In addition, the fixed interest rate in the Note was modified to increase the rate from 15% per annum to 20% per annum effective February 15, 2023 through August 15, 2023, and requires a catch-up payment of approximately $0.3 million to be made for the incremental interest from February 15, 2023 through March 31, 2023, on or before May 15, 2023.

On May 23, 2023, the Company entered into a non-binding Letter of Interest with a financial institution for a $20.7 million Senior Secured Note (“Senior Note”) with a maturity of 3 years from the funding date. The Senior Note is expected to include standard financial covenants including a minimum liquidity and leverage ratio. Upon finalization of the terms of the Senior Note and completion of customary diligence activities by the financial institution, the Company expects that the proceeds from the Senior Note, together with cash on hand, would be used to repay its existing Note.